                                                                   EXHIBIT 10.66

                              OUTSOURCING AGREEMENT

                          DATED AS OF DECEMBER 30, 2002

                                 BY AND BETWEEN

                          CREDITEK MEDIFINANCIAL, INC.

                                       AND

                               DJ ORTHOPEDICS, LLC

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                                TABLE OF CONTENTS

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
ARTICLE I DEFINITIONS AND CONSTRUCTION...............................................................     1

  Section 1.1      Definitions.......................................................................     1
  Section 1.2      References; Exhibits..............................................................     9
  Section 1.3      Headings..........................................................................    10

ARTICLE II TERM; UP-FRONT PAYMENT....................................................................    10

  Section 2.1      Term..............................................................................    10
  Section 2.2      Up-Front Payment..................................................................    10

ARTICLE III SERVICES.................................................................................    11

  Section 3.1      Generally.........................................................................    11
  Section 3.2      Change in Scope of Services.......................................................    11
  Section 3.3      Transition Period.................................................................    11
  Section 3.4      Service Locations.................................................................    12
  Section 3.5      Provision of Technology...........................................................    12
  Section 3.6      HIPAA Compliance..................................................................    12
  Section 3.7      Compliance With Disclosure Law....................................................    13
  Section 3.8      Changes in Law and Regulations....................................................    13
  Section 3.9      Non-Solicitation..................................................................    13
  Section 3.10     Non Compete.......................................................................    14
  Section 3.11     Cooperation.......................................................................    14
  Section 3.12     Financial Information.............................................................    14

ARTICLE IV CLIENT RESPONSIBILITIES...................................................................    15

  Section 4.1      CLIENT Contract Executive.........................................................    15
  Section 4.2      Billing and Collection............................................................    15
  Section 4.3      Existing CLIENT Employees; Transferred and Leased Employees.......................    16

ARTICLE V SERVICE LEVELS.............................................................................    18

  Section 5.1      Service Levels....................................................................    18
  Section 5.2      Change in Scope of Service Levels.................................................    18
  Section 5.3      Adjustment of Service Levels......................................................    18
  Section 5.4      Reports...........................................................................    18
  Section 5.5      Root-Cause Analysis...............................................................    18
  Section 5.6      Measurement and Monitoring Tools..................................................    18
  Section 5.7      Continuous Improvement and Best Practices.........................................    19

ARTICLE VI PROJECT TEAM..............................................................................    19

  Section 6.1      OUTSOURCER Contract Executive.....................................................    19
  Section 6.2      Project Staff; On-Site Manager....................................................    19
  Section 6.3      Conduct of Project Staff..........................................................    20
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  Section 6.4      Subcontractors....................................................................    20
  Section 6.5      Facilities for Project Staff at Client Service Location...........................    21

ARTICLE VII MANAGEMENT AND CONTROL...................................................................    21

  Section 7.1      Management Committee..............................................................    21

ARTICLE VIII INTELLECTUAL PROPERTY RIGHTS............................................................    21

  Section 8.1      OUTSOURCER Intellectual Property..................................................    21
  Section 8.2      CLIENT Intellectual Property......................................................    22
  Section 8.3      Improvements......................................................................    22

ARTICLE IX DATA AND REPORTS..........................................................................    23

  Section 9.1      Ownership of CLIENT Data..........................................................    23
  Section 9.2      Errors............................................................................    23

ARTICLE X CONTINUED PROVISION OF SERVICES............................................................    24

  Section 10.1     Business Continuity Plan..........................................................    24
  Section 10.2     Force Majeure.....................................................................    24
  Section 10.3     Service Level Adjustment..........................................................    24

ARTICLE XI PAYMENTS TO OUTSOURCER....................................................................    25

  Section 11.1     Fees..............................................................................    25
  Section 11.2     Adjustment to Fees, Services and Service Levels...................................    25
  Section 11.3     Expenses..........................................................................    25
  Section 11.4     Proration.........................................................................    25
  Section 11.5     Patient/Third Party Payer Settlements.............................................    25

ARTICLE XII PAYMENT SCHEDULE AND INVOICES............................................................    26

  Section 12.1     Fees..............................................................................    26
  Section 12.2     Time of Payment...................................................................    26
  Section 12.3     Detailed Invoices.................................................................    26
  Section 12.4     Late Fees.........................................................................    26

ARTICLE XIII AUDITS..................................................................................    26

  Section 13.1     Services..........................................................................    26
  Section 13.2     Fees..............................................................................    27
  Section 13.3     Record Retention..................................................................    27
  Section 13.4     Facilities........................................................................    28

ARTICLE XIV CONFIDENTIALITY; PROTECTED HEALTH INFORMATION............................................    28

  Section 14.1     General Obligations...............................................................    28
  Section 14.2     Injunctive Relief.................................................................    29
  Section 14.3     No License........................................................................    29
  Section 14.4     Residuals.........................................................................    29
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
  Section 14.5     HIPAA Obligations.................................................................    30

ARTICLE XV REPRESENTATIONS AND WARRANTIES............................................................    31

  Section 15.1     By CLIENT.........................................................................    31
  Section 15.2     By OUTSOURCER.....................................................................    32
  Section 15.3     DISCLAIMER OF WARRANTIES..........................................................    33

ARTICLE XVI DISPUTE RESOLUTION.......................................................................    33

  Section 16.1     Contract Executives...............................................................    33
  Section 16.2     Management Committee..............................................................    33
  Section 16.3     Senior Management.................................................................    33
  Section 16.4     Arbitration.......................................................................    34
  Section 16.5     Continuity of Services............................................................    34
  Section 16.6     Expedited Dispute Resolution......................................................    35
  Section 16.7     Third Party Claims................................................................    35

ARTICLE XVII TERMINATION.............................................................................    35

  Section 17.1     Conditions of Termination.........................................................    35
  Section 17.2     Effects of Termination for Convenience............................................    36
  Section 17.3     Effects of all Terminations.......................................................    37

ARTICLE XVIII INDEMNITIES............................................................................    38

  Section 18.1     Indemnification in General........................................................    38
  Section 18.2     Indemnification Concerning Employees..............................................    39
  Section 18.3     Indemnification Concerning Damage and Injury......................................    39
  Section 18.4     Intellectual Property Indemnity...................................................    40
  Section 18.5     Indemnity for Violation of Law....................................................    40
  Section 18.6     Other Indemnities.................................................................    40
  Section 18.7     Indemnification Procedure.........................................................    40
  Section 18.8     Exclusive Remedy..................................................................    41

ARTICLE XIX LIMITATION OF LIABILITY..................................................................    41

  Section 19.1     Limitation of Liability...........................................................    41
  Section 19.2     Exclusions........................................................................    42

ARTICLE XX INSURANCE; RISK OF LOSS...................................................................    42

  Section 20.1     Insurance.........................................................................    42
  Section 20.2     Risk of Loss......................................................................    43

ARTICLE XXI MISCELLANEOUS PROVISIONS.................................................................    43

  Section 21.1     Assignment........................................................................    43
  Section 21.2     Notices...........................................................................    43
  Section 21.3     Counterparts......................................................................    44
  Section 21.4     Relationship......................................................................    44
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  Section 21.5     Consents, Approvals and Requests..................................................    45
  Section 21.6     Severability......................................................................    45
  Section 21.7     Waiver............................................................................    45
  Section 21.8     Entire Agreement..................................................................    45
  Section 21.9     Amendments........................................................................    45
  Section 21.10    Survival..........................................................................    45
  Section 21.11    Third Party Beneficiaries.........................................................    46
  Section 21.12    Governing Law.....................................................................    46
  Section 21.13    Covenant of Further Assurances....................................................    46
  Section 21.14    Negotiated Terms..................................................................    46
  Section 21.15    Time Periods......................................................................    46
  Section 21.16    Joint and Several Obligations.....................................................    46
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                  This OUTSOURCING AGREEMENT ("Agreement"), dated as of December
30, 2002 (the "Agreement Date"), is by and between Creditek MediFinancial, Inc., a Delaware corporation having its principal place of business at 33 Wood Avenue,
5th Floor, Iselin, NJ 08830 ("OUTSOURCER"), and dj Orthopedics, LLC, having its principal place of business at 2985 Scott Street, Vista, CA 92083 ("CLIENT").

                              W I T N E S S E T H:

                  WHEREAS, the purpose of this Agreement is to establish the general terms and conditions applicable to OUTSOURCER's provision of revenue cycle outsourcing services to CLIENT for which CLIENT and OUTSOURCER desire to enter into this Agreement; and

                  WHEREAS, OUTSOURCER desires to provide to CLIENT, and CLIENT desires to obtain from OUTSOURCER, the revenue cycle outsourcing services described in this Agreement on the terms and conditions set forth in this Agreement.

                  NOW, THEREFORE, for and in consideration of the agreements set forth below, CLIENT and OUTSOURCER agree as follows:

                     ARTICLE I DEFINITIONS AND CONSTRUCTION

                  SECTION 1.1       DEFINITIONS.

                  The following defined terms used in this Agreement shall have the meanings specified below:

                  "Abandoned Call" shall mean a call where caller has hung up after being placed on hold by an automated or manual OUTSOURCER system.

                  "Account" means the right to payment for services rendered or to be rendered to Patients in connection with the OfficeCare or Insurance Business of CLIENT.

                  "Accounts Receivable" or "A/R" means the aggregate of all open Accounts, valued at Charge amounts.

                  "Account Touch" shall mean each one of the following activities, performed in connection with the processing and collection of
Accounts: data entry, insurance verification, insurance Pre-Authorization, billing, incoming and outbound phone calls, faxes, letters and cash posting.

                  "Additional OUTSOURCER Service Location" shall mean any location other than the CLIENT Service Location and the OUTSOURCER Service Location from which OUTSOURCER provides the Services.

                  "Advantage Accounts Receivable" shall mean the Accounts resident in the Advantage System prior to the Effective Date.

                  "Advantage System" shall mean a software product that has been used by CLIENT or CLIENT's Agents before the Effective Date as its system for billing and collection purposes.

                  "Affiliate" shall mean, with respect to a Party, any entity controlling, controlled by or under common control with, such Party. The terms "control", "controlling" and "controlled", as used in this definition, shall mean the legal, beneficial or equitable ownership, direct or indirect, of more than 50 percent of the aggregate of the voting equity interests in such entity.

                  "Agreement Date" shall have the meaning set forth in the introduction.

                  "Allowances" shall mean the reserve that represents the difference between the value of the Accounts Receivable and the anticipated cash value of the Net Accounts Receivable.

                  "Assumptions" shall mean the circumstances, metrics, principles, financial data, standards, computer systems, platforms and general information disclosed by CLIENT or used by OUTSOURCER as a basis for determining the scope of Services, Service Levels and Charges.

                  "Average Daily Charges" shall mean the aggregate Charges for the preceding 12 months, divided by 252.

                  "ASA" or "Average Speed to Answer" shall mean the time it takes for a customer service phone call to be answered by OUTSOURCER after call is connected to the OUTSOURCER system.

                  "Backlog Accounts Receivable" shall mean all Accounts Receivable greater than 90 days old from the date the PPA was entered into CLIENT's ePPA system or into the Systems as of the Effective Date.

                  "Backlog Project" shall mean a one time increase in activity and staffing of OUTSOURCER in which OUTSOURCER focuses on reducing DSO (as defined in Exhibit B), from its then level, to 90 days.

                  "Baselines", "baselines" or "benchmarks" shall mean the benchmark/baseline measurements for the Service Levels as set forth on Exhibit B and are used interchangeably in the Agreement.

                  "Batching" shall mean aggregating daily PPAs.

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                  "Blocked Call" shall mean a call to OUTSOURCER customer
service where caller gets a busy signal and cannot connect to OUTSOURCER system.

                  "Cash Receipts", as used herein, includes, without limitation, all payments received, regardless of source and without exception, which apply to the Accounts, whether by cash, check, wire transfer, credit card, receipt by CLIENT, CLIENT's bank, lender, agent, or lock box, or contra set off with a creditor.

                  "Change in Scope of Service(s)" shall mean any service that is
(a) outside the scope of the Required Services, (b) requires staffing, technology, software changes, or other resources in addition to or different than those required for performance of the Required Services or (c) requires additional start-up expenses not otherwise required for performance of the Required Services.

                  "Change in Scope of Service Levels" shall mean any service levels established by OUTSOURCER and CLIENT in connection with the Change in Scope of Services.

                  "Change Order" shall have the meaning set forth in Section
3.2.

                  "Charge" shall mean the invoice value of a PPA at CLIENT's non discounted pricing (i.e., gross revenue before contractual allowable).

                  "Claim" shall mean any civil, criminal, administrative or investigative action or proceeding against a Party.

                  "CLIENT Agents" shall mean the agents, subcontractors and representatives of CLIENT, including CLIENT's employees, distributors and their agents and employees and/or CLIENT's independent sales agents or sales representatives.

                  "CLIENT Collection Agency" shall mean a third party collection agency hired by CLIENT for purposes of collecting Accounts that have remained open for 15 months and have been written off in OUTSOURCER Systems as set forth on Exhibit A.

                  "CLIENT Contract Executive" shall have the meaning set forth in Section 4.1.

                  "CLIENT Data" shall mean all data and information submitted to OUTSOURCER or OUTSOURCER Agents in tangible form (including electronic form) by CLIENT or obtained, developed or produced by OUTSOURCER or OUTSOURCER Agents on behalf of CLIENT.

                  "CLIENT Event of Default" shall have the meaning set forth in
Section 17.1(b)(ii).

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                  "CLIENT's Imaging System" shall have the meaning set forth in
Section 3.5(d).

                  "CLIENT Intellectual Property" shall have the meaning set forth in Section 8.2.

                  "CLIENT Service Location" shall mean CLIENT's facility located at 2980 Scott Street, Vista, CA.

                  "Closed Account" shall mean a zero balance Account.

                  "Competing Business" shall have the meaning set forth in
Section 3.10.

                  "Confidential Information" shall mean the terms and conditions of this Agreement and all information, data (including CLIENT Data) knowledge and know-how (in whatever form and however communicated) relating directly or indirectly to the disclosing party (or to its Affiliates or contractors, or to its or their businesses, operations, properties, products, markets or financial positions) that is delivered or disclosed by such party or any of its officers, directors, partners, members, employees, agents, Affiliates or shareholders to the other party in writing, electronically, orally or through visual means, or that such party learns or obtains aurally, through observation or analyses, interpretations, compilations, studies or evaluations of such information, data, knowledge or know-how.

                  "Contract Year" shall mean each 12-month period commencing on the Effective Date during the Term.

                  "Custom Reports" shall have the meaning set forth on Exhibit
A.

                  "Date of Entry" shall mean the date when all or part of the PPA information is entered into the Systems, or with respect to the benchmarking of Service Levels set forth on Exhibit B, the date when all or part of the PPA information is entered into CLIENT'S ePPA System or JD Edwards system.

                  "Date of Service" shall mean the date in which the CLIENT's product was prescribed/ordered for the Patient, as recorded on the PPA.

                  "Days Revenue on Hold" shall mean the aggregate Charges for the then unbilled Orders, divided by Average Daily Charges.

                  "Default Cure Period" shall mean the cure periods set forth on Exhibit G.

                  "Default Notice" shall have the meaning set forth in Section 17.1(b)(i).

                  "Delinquent Account" shall mean an Account which remains unpaid in part or in full until the earlier to occur of (i) the date on which OUTSOURCER's

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reasonable collection efforts (as outlined in Exhibit A) have been expended, or
(ii) the date which is 15 months after Date of Entry in respect of such Account.

                  "Dezine Accounts Receivable" shall mean the Accounts resident in the Dezine System prior to the Agreement Date.

                  "Dezine System" shall mean a software product that has been used by CLIENT or CLIENT's Agents prior to the Effective Date as its system for billing and collection purposes.

                  "DME" shall mean Durable Medical Equipment and/or supply.

                  "Effective Date" shall mean the date of the expiration of the Transition Period, on which date the OUTSOURCER begins to provide the Services contemplated by this Agreement.

                  "Employee Lease Agreement" has the meaning set forth in
Section 4.3(c).

                  "ePPA System" shall mean a CLIENT custom developed front end data entry system for Third Party Payer billing purposes.

                  "ERP System" shall mean CLIENT's JD Edwards ERP system, the functional replacement of such system, or its then current financial systems in use.

                  "Event of Default" shall mean, with respect to OUTSOURCER, an OUTSOURCER Event of Default and, with respect to CLIENT, a CLIENT Event of Default.

                  "Existing CLIENT Employees" shall have the meaning set forth in Section 4.3(a)(i).

                  "Fees" shall mean the fees for the Services as described on Exhibit C and any other amounts payable by CLIENT to OUTSOURCER pursuant to this Agreement in respect of the Services provided hereunder.

                  "Financial Institution" shall have the meaning set forth in Exhibit A.

                  "Force Majeure Event" shall have the meaning set forth in
Section 10.2.

                  "Front End Process" shall mean the process that encompasses the Required Services presented in Exhibit A, Section B, Part III, Sections 1 through 4.

                  "HIPAA" has the meaning set forth in Section 3.6.

                  "Improved Technology" shall mean new information processing technology developments, including new software and hardware developments and project implementation techniques, that could reasonably be expected to have an impact on CLIENT's business.

                  "Insurance Business" shall mean the business of CLIENT in which CLIENT provides an inventory of DME and orthopedic braces to CLIENT Agents who in turn furnish DME and orthopedic braces to Patients of Physician Practices as prescribed by Physicians as part of an office visit. OUTSOURCER, on behalf of CLIENT, then bills Third Party Payers and/or Patients, as the case may be, for such braces disbursed to Patients.

                  "JD Edwards" or "JD Edwards ERP system" shall mean CLIENT's JD Edwards ERP system.

                  "Leased Employees" shall have the meaning set forth in Section 4.3(a)(i).

                  "Lease Rate" shall have the meaning set forth in Section 6.5.

                  "Management Committee" shall have the meaning set forth in
Section 7.1.

                  "Measurement Period" shall mean the 90 day period that precedes the Termination Period.

                  "Measurement Touches" shall mean the number of Account Touches recorded during the Measurement Period.

                  "Month End Process" shall mean the end of month updating and reporting of all Accounts reflecting Services provided during the month just ended.

                  "Net Accounts Receivable" shall mean the aggregate expected cash value of all Accounts.

                   "Net Revenue" shall mean the anticipated cash value of Charges (net of CLIENT and Patient adjustments and write-offs and Third Party Payer contractual discounts, adjustments and write-offs).

                  "Official Action" shall mean any action of a governmental or regulatory authority or any court or tribunal of competent jurisdiction restraining or enjoining the transition with respect to the Services at a CLIENT Service Location, or any particular part of such transition, or the performance of either Party's obligations hereunder.

                  "OfficeCare" shall mean the business of CLIENT in which CLIENT provides an inventory of DME to Physician Practices which practices, in turn, furnish to their Patients as part of an office visit. OUTSOURCER, on behalf of CLIENT, then bills Third Party Payers and/or Patients for DME disbursed to Patients.

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                  "Old Business" shall mean any Account which precedes the
Effective Date and is not part of the Services provided in Exhibit A.

                  "On-Site Manager" shall have the meaning set forth in Section 6.2(b).

                  "Open Account" shall mean an Account with an open balance.

                  "Order" shall mean a PPA that has been entered into the Systems, or with respect to the benchmarking of Service Levels set forth on Exhibit B, a PPA that has been entered into CLIENT's ePPA System or JD Edwards system.

                  "OUTSOURCER Agents" shall mean the agents, subcontractors, suppliers and representatives of OUTSOURCER.

                  "OUTSOURCER Collection Agency" shall mean OUTSOURCER's Affiliate responsible for sending out letters to Patients in respect of Delinquent Accounts or Open Accounts.

                  "OUTSOURCER Contract Executive" shall have the meaning set forth in Section 6.1.

                  "OUTSOURCER Event of Default" shall have the meaning set forth in Section 17.1(b)(i).

                  "OUTSOURCER Intellectual Property" shall have the meaning set forth in Section 8.1.

                  "OUTSOURCER Service Location" shall mean OUTSOURCER's processing centers in Wilkes Barre, Pennsylvania and/or Iselin, NJ.

                  "Parties" shall mean CLIENT and OUTSOURCER, collectively.

                  "Party" shall mean either CLIENT or OUTSOURCER, as the case may be.

                  "Patient" shall mean patients of Physician Practices who receive OfficeCare or Insurance Business products and supplies for which CLIENT bills Third Party Payers or Patients.

                  "Physician" shall have the meaning set forth in the definition of "Physician Practices".

                  "Physician Practices" shall mean the independent practices of orthopedic physicians ("Physicians") that have agreed to stock CLIENT's products for the benefit of Patients.

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                  "Pre-Termination Accounts" shall have the meaning set forth in
Section 17.3(b).

                  "Prime Rate" shall mean the United States of America prime rate as recorded in the New York edition of the Wall Street Journal the day of such receipt or payment, as the case may be.

                  "Project Staff" shall mean the personnel of OUTSOURCER who provide the Services.

                  "Protected Health Information" shall have the meaning set forth in 14.5.

                  "PPA" shall mean the Patient Procedure Authorization forms issued by the Physician Practice which indicates the OfficeCare and/or Insurance Business Product prescribed to the Patient as well as the Patient's insurance and demographic information. The term "Product" is defined in Exhibit C.

                  "Required Services" shall mean the services described on Exhibit A as such services apply to OUTSOURCER.

                  "Residuals" shall have the meaning set forth in Section 14.4.

                  "Self Pay" shall mean an Account where the Patient is responsible for the open balance.

                  "Service Levels" shall mean those performance standards set forth on Exhibit B and the performance standards established by OUTSOURCER and CLIENT in connection with any Change in Scope of Services.

                  "Service Location" shall mean the CLIENT Service Location, the OUTSOURCER Service Location or any Additional OUTSOURCER Service Location.

                  "Services" shall mean the Required Services and the Change in Scope of Services, collectively.

                  "Special Billing" shall mean OfficeCare accounts billed by CLIENT to parties other than Patients and/or Third Party Payers.

                  "Standard Reports" shall mean those reports included in OUTSOURCER's CFO report package.

                  "Systems" shall mean MaxPro (OUTSOURCER's proprietary workflow management system) and Medical Manager (OUTSOURCER's licensed order entry, patient accounting and cash posting system) and/or their functional replacements.

                  "Term" shall have the meaning set forth in Section 2.1.

                  "Terminated Employee" shall have the meaning set forth in
Section 4.3(b)(iv).

                  "Termination Date" shall mean the date when OUTSOURCER ceases to provide services under this Agreement.

                  "Termination Fees" shall have the meaning set forth in Section 17.1.

                  "Termination Period" shall mean the 90 day period preceding the Termination Date.

                  "Termination Touches" shall mean the number of Account Touches recorded during the Termination Period.

                  "Third Party Payers" shall mean third party payers, including Medicare, Medicaid, commercial insurance carriers, Worker's Compensation, health maintenance organizations and preferred provider organizations.

                  "Transferred Employee" shall have the meaning set forth in
Section 4.3(a)(i).

                  "Transition Period" shall mean the period from the Agreement Date through the Effective Date.

                  "Transition Plan" shall mean the document setting forth anticipated timelines and general activities of each of OUTSOURCER and CLIENT as presented on Exhibit A, Section B, Part I.

                  "Up-Front Payment" shall have the meaning set forth in Section 2.2.

                  SECTION 1.2       REFERENCES; EXHIBITS

                  In this Agreement and the Exhibits to this Agreement: (i) the Exhibits to this Agreement shall be incorporated into and deemed part of this Agreement and all references to this Agreement shall include the Exhibits to this Agreement; (ii) references to any law or regulation shall mean references to the law or regulation in changed or supplemented form or to a newly adopted law or regulation replacing a previous law or regulation; and (iii) references to the word "including" or the phrase "e.g." in this Agreement shall mean "including, without limitation".

                  The following Exhibits are the Exhibits to this Agreement:

                  EXHIBIT                        DESCRIPTION

                     A          Required Services; Change in Scope of Services

                     B          Service Levels, Penalties, and Bonuses

                     C          Fees

                     D          Employee Lease Agreement

                     E          CLIENT's Obligations at CLIENT Service Location

                     F          Post-Termination Consulting Fee Schedule

                     G          Events of Default and Cure Periods

                     H          Business Requirements Document

                     I          Schedule of Unamortized Fixed Costs

                     J          Baseline Assumptions

                  SECTION 1.3       HEADINGS.

                  The article and section headings and the table of contents are for reference and convenience only and shall not be considered in the interpretation of this Agreement.

                       ARTICLE II TERM; UP-FRONT PAYMENT

                  SECTION 2.1       TERM.

                  The term of this Agreement (the "Term") shall be from the Agreement Date through the date which is three years after the Effective Date (such date, the "Expiration Date"), unless terminated earlier pursuant to
Article XVII. This Agreement will automatically be extended for two additional terms of 12 months each unless OUTSOURCER or CLIENT gives written notice to the other at least 180 days prior to the expiration of the Term or any subsequent term.

                  SECTION 2.2       UP-FRONT PAYMENT.

                  OUTSOURCER shall, on the date hereof, invoice Client the amount of One Hundred Thousand Dollars ($100,000) (the "Up-Front Payment"), which shall be held by OUTSOURCER as security for payment for any unpaid Fees outstanding as of the Termination Date. The Up-Front Payment shall be paid by CLIENT within 30 days of the Agreement Date. Thereafter, commencing on the Effective Date, OUTSOURCER shall bill CLIENT on the 15th and 30th of each month for the Services rendered under this Agreement as set forth in Article XII. The Up-Front Payment plus accrued interest at the Prime Rate, shall be applied to the OUTSOURCER's final invoice upon termination of the Agreement in accordance with Article XVII. Any excess of the deposit, plus accrued interest, over the final invoice shall be refunded to CLIENT.

                             ARTICLE III SERVICES.

                  SECTION 3.1       GENERALLY.

                  Subject to the time periods for certain Required Services set forth on Exhibit B, during the Term, OUTSOURCER shall be responsible for providing to CLIENT the Required Services as specified on Exhibit A and such additional Change in Scope of Services that may be from time to time mutually agreed upon in writing among the Parties in the manner set forth in Section 3.2. The responsibilities of CLIENT with respect to the Required Services are also set forth on Exhibit A; provided, however, CLIENT's obligations under Exhibit A shall not be considered Required Services.

                  SECTION 3.2       CHANGE IN SCOPE OF SERVICES.

                  CLIENT may from time to time during the Term request (1) on going additions or changes to the scope of the individual component tasks included in the Required Services and/or (2) new or additional on going services, including any services identified on Exhibit A, Section B, Part IV, collectively a "Change in Scope of Services", Within 15 business days of receipt of such a request from CLIENT, if OUTSOURCER elects to perform such Change in Scope of Services, OUTSOURCER shall provide CLIENT with (1) a written description of the work OUTSOURCER anticipates performing in connection with such Change in Scope of Service, (2) a schedule for commencing and completing the Change in Scope of Service, (3) (a) the price for such Change in Scope of Service, if CLIENT has requested a fixed price for such Change in Scope of Service, or (b) an estimate of the time, resources and prices for such Change in Scope of Service, if CLIENT has requested a time and materials quotation for such Change in Scope of Service, and (4) when appropriate, the resources necessary to provide the Change in Scope of Service. OUTSOURCER shall not begin performing any Change in Scope of Service until CLIENT Contract Executive has provided OUTSOURCER with written authorization to perform the Change in Scope of Service from the CLIENT Contract Executive. The document (the "Change Order") evidencing each agreed upon Change in Scope of Service shall reference Exhibit A and be deemed an amendment thereto.

                  SECTION 3.3       TRANSITION PERIOD.

                  During the Transition Period, the Parties shall:

                           (a) Work together to implement the Transition Plan
outlined on Exhibit A, Section B, Section I.

                           (b) Work together to select the Transferred Employees
and Leased Employees in the manner set forth in Section 4.3; and

                           (c) Subject to Section 11.2, develop and refine the
Baselines, Services, Service Levels and any changes to the fee structure hereunder to be applicable after the Transition Period and negotiate in good faith Change Orders reflecting such changes. In the event that the Parties are unable to agree on such Change Orders during the Transition Period, the matter shall be resolved through the dispute resolution process set forth in Article XVI

                  SECTION 3.4       SERVICE LOCATIONS.

                           (a) The Services shall be provided at the CLIENT
Service Location and/or the OUTSOURCER Service Location; provided, however, OUTSOURCER, upon written notice to CLIENT, may provide Services from Additional OUTSOURCER Service Locations at its sole discretion at no additional cost to CLIENT, provided that OUTSOURCER will not provide Required Services at more than three OUTSOURCER locations without consent of CLIENT not unreasonably withheld.

                           (b) For a period of at least one year from the
Effective Date, OUTSOURCER will maintain operations at the CLIENT Service Location. After a period of one year, OUTSOURCER may, subject to CLIENT approval, which shall not be unreasonably withheld, move, at OUTSOURCER's discretion, such operations to OUTSOURCER Service Locations.

                  SECTION 3.5       PROVISION OF TECHNOLOGY.

                  In connection with the provision of the Services hereunder, during the Term of this Agreement,

                           (a) OUTSOURCER shall use the most current (or within
one release of the current) release of its Systems;

                           (b) OUTSOURCER shall provide interfaces from
OUTSOURCER Systems to CLIENT's JD Edwards ERP system and Kofax/ImagenNet imaging system (the "CLIENT's Imaging System") pursuant to the specifications set forth in the Business Requirements Document attached hereto as Exhibit H;

                           (c) OUTSOURCER shall be responsible for all costs
associated with maintaining the communication pipeline (including redundancy systems) between the CLIENT Service Location and OUTSOURCER Service Locations; and

                           (d) CLIENT shall obtain the necessary approvals, if
any, to enable the OUTSOURCER Systems to interface with CLIENT's JD Edwards ERP system and the CLIENT's Imaging System.

                  SECTION 3.6       HIPAA COMPLIANCE.

                  The Parties agree to comply with all applicable federal and state laws and/or regulations regarding the security, integrity and confidentiality of patient health information and any subsequent amendments thereto, including any regulations, standards or rules promulgated under the Health Insurance Portability and Accountability Act of 1996 ("HIPAA"). In the event any state or federal laws or regulations, now existing or hereinafter enacted, are interpreted by either Party to require amendment of this Agreement and/or require OUTSOURCER to perform Out of Scope Services, the Parties shall negotiate in good faith to amend this Agreement to comply with such law or regulation.

                  SECTION 3.7       COMPLIANCE WITH DISCLOSURE LAW.

                  Subject to and in accordance with Section 952 of the Omnibus Budget Reconciliation Act of 1980, the Parties shall, until the expiration of four (4) years after the termination of this Agreement, upon written request, make available to the Secretary of the Department of Health and Human Services
(HHS) or the Secretary's duly authorized representatives, this Agreement and such books, documents, and records as are necessary to certify the nature and extent of costs under this Agreement. This provision shall apply only if the value or cost of this Agreement equals Ten Thousand Dollars ($10,000) or more over a twelve (12) month period.

                  SECTION 3.8       CHANGES IN LAW AND REGULATIONS.

                           (a) OUTSOURCER and CLIENT shall work together to
identify the impact of any legislative enactments and regulatory requirements that may relate to how CLIENT uses, and OUTSOURCER delivers, the Services. OUTSOURCER shall be responsible for any fines and penalties arising from any noncompliance by OUTSOURCER or OUTSOURCER Agents with the laws relating to the delivery of the Services, to the extent that such noncompliance was not caused by CLIENT. CLIENT shall be responsible for any fines and penalties arising from any noncompliance by CLIENT with the laws relating to its use of the Services, to the extent that such noncompliance was not caused by OUTSOURCER or OUTSOURCER Agents.

                           (b) OUTSOURCER shall use commercially reasonable
efforts to perform the Services regardless of changes in legislative enactments or regulatory requirements. If such changes prevent OUTSOURCER from performing its obligations under this Agreement, OUTSOURCER shall develop and, upon CLIENT's approval, implement a suitable work around until such time as OUTSOURCER can perform its obligations under this Agreement without such work around. Upon the implementation of such work around, the Parties shall, if applicable, agree upon and implement an equitable adjustment to the Fees.

                  SECTION 3.9       NON-SOLICITATION.

                  Except as otherwise expressly provided in this Agreement or with OUTSOURCER's prior written consent, during the Term of this Agreement and for two years after termination or expiration of this Agreement, CLIENT agrees not to solicit or hire any of OUTSOURCER's or its Affiliates' and contractors', partners, employees and agents that become known to CLIENT as a result of the Services provided under this Agreement. Except as otherwise expressly provided in this Agreement or with

CLIENT's prior written consent, during the Term of this Agreement and for two years after termination or expiration of this Agreement, OUTSOURCER agrees not to solicit or hire any of CLIENT's, or its Affiliates' and contractors', partners, employees and agents that become known to OUTSOURCER as a result of providing the Services under this Agreement. Notwithstanding the foregoing either Party may at any time hire any contractor, partner, employee or agent of the other Party that responds to a general solicitation to the public.

                  SECTION 3.10      NON COMPETE.

                           (a) During the Term of this Agreement and for three
years thereafter, OUTSOURCER shall not engage in any business in direct competition of OfficeCare and Insurance Business (a "Competing Business"). Nothing in this Section 3.10 shall prohibit OUTSOURCER from (a) providing services (including services of the type set forth on Exhibit A) to a Person engaged in a Competing Business, or (b) owning capital stock or other equity or voting interest of a Person not Controlled by OUTSOURCER engaging in a Competing Business.

                           (b) For purposes of this Section 3.10:

                                    (i)      "Controlled" shall mean (x) in
respect of a Person, direct or indirect beneficial ownership of a majority of the profits or voting interest of such Person, or the direct or indirect power to elect a majority of the directors, managers, trustees or persons holding positions with such Person with different names but comparable responsibilities, or (y) in respect of a business, beneficial ownership of a majority interest in the assets and properties thereof or Control (as defined in clause (x) of this definition) of a Person having direct or indirect beneficial ownership of a majority interest in the assets and properties of such business.

                                    (ii)     "Person" shall mean any individual,
corporation, partnership (general, limited or limited liability), limited liability company, association, firm, trust or other entity or organization.

                  SECTION 3.11      COOPERATION.

                  During the Term of this Agreement, each Party shall provide to the other Party reasonable cooperation and assistance in connection with its performance of its obligations under this Agreement.

                  SECTION 3.12      FINANCIAL INFORMATION

                  During the Term, OUTSOURCER shall provide CLIENT with interim (unaudited) financial statements of Creditek Corporation ("Creditek") twice a year and with audited financial statements of Creditek annually. In addition, CLIENT may request, from time to time, quarterly interim (unaudited) financial statements of Creditek.

                      ARTICLE IV CLIENT RESPONSIBILITIES.

                  In addition to any specific obligations for which CLIENT is given responsibility in this Agreement, CLIENT shall perform the following responsibilities during the Term of this Agreement.

                  SECTION 4.1       CLIENT CONTRACT EXECUTIVE.

                  CLIENT shall appoint an individual (the "CLIENT Contract Executive") who from the Agreement Date shall serve as the primary CLIENT representative under this Agreement. The CLIENT Contract Executive shall (1) have overall responsibility for managing and coordinating the performance of CLIENT's obligations under this Agreement, (2) be authorized to act for and on behalf of CLIENT with respect to all matters relating to this Agreement, (3) define and communicate the CLIENT's business priorities to OUTSOURCER, (4) make timely decisions that would impact the OUTSOURCER's ability to perform under this Agreement; and (5) facilitate the implementation of this Agreement throughout CLIENT's entire organization. OUTSOURCER may rely upon the representations and agreements of the CLIENT Contract Executive as lawfully binding on the CLIENT; provided, however, the CLIENT Contract Executive shall not have the authority to enter into written agreements to modify or supersede this Agreement.

                  SECTION 4.2       BILLING AND COLLECTION.

                           (a) Appointment. CLIENT hereby appoints OUTSOURCER as
its sole and exclusive agent for the billing and collection for Services, and OUTSOURCER hereby accepts such appointment, subject at all times to the provisions of this Agreement. CLIENT represents and warrants that neither CLIENT or CLIENT Agents nor any other service provider will perform, as of the Effective Date and during the Term, Services on behalf of CLIENT's OfficeCare and Insurance Businesses.

                           (b) Billing and Collection. In connection with the
Services to be provided hereunder, and throughout the Term of this Agreement, CLIENT hereby appoints OUTSOURCER as its exclusive true and lawful agent and attorney-in-fact, and OUTSOURCER hereby accepts such appointment for the purposes described in Exhibits A and B. CLIENT shall promptly notify the OUTSOURCER of any and all notices received by CLIENT or CLIENT Agents from a Patient regarding an outstanding invoice in respect of an Account, or regarding OUTSOURCER's collection efforts regarding any outstanding Patient invoice.

                           (c) CLIENT shall in good faith work with OUTSOURCER
so OUTSOURCER can efficiently and effectively perform the Services. In particular, CLIENT agrees that it will work with each Physician Practice and CLIENT Agents to provide OUTSOURCER with accurate and timely Patient insurance and demographic information necessary to bill each account on the CLIENT's behalf.

                           (d) Upon request of OUTSOURCER, CLIENT shall execute
and deliver to the Financial Institution where the CLIENT lock box is maintained, such additional documents or instruments as may be necessary to evidence or effect the power of attorney granted to OUTSOURCER pursuant to this Agreement. To the extent required for reimbursement purposes, the CLIENT shall execute such further instruments as may be required.

                  SECTION 4.3 EXISTING CLIENT EMPLOYEES; TRANSFERRED AND LEASED EMPLOYEES.

                           (a) Existing CLIENT Employees; Transition Period.

                                    (i)      During the Transition Period and to
the extent permitted by applicable law, CLIENT shall cooperate with OUTSOURCER in good faith, and provide OUTSOURCER with Background Information and interview access to CLIENT's approximately 65 existing employees that perform services similar to those Services described in Exhibit A, Section B, Part III (the "Existing CLIENT Employees"), to allow OUTSOURCER to select from such Existing CLIENT Employees those to whom OUTSOURCER will make offers for full-time employment effective on the Effective Date (each, a "Transferred Employee") and those employees that OUTSOURCER will lease from CLIENT during the 60 day period after the Effective Date (the "Leased Employees"). The Parties acknowledge and agree that their collective understanding is that OUTSOURCER will hire from CLIENT up to approximately 20 - 22 Transferred Employees, lease from CLIENT up to approximately 10 Leased Employees and that there will be Existing CLIENT Employees that will neither become Transferred Employees or Leased Employees.

                                    (ii)     Notwithstanding anything in this
Agreement to the contrary and unless expressly set forth in Section 4.3(b), (A) the Existing CLIENT Employees shall remain at all times employees of CLIENT, and
(B) CLIENT shall be responsible for all costs and expenses relating to such Existing CLIENT Employees (including, salary, benefits, bonuses (including retention bonuses), severance, and unemployment costs) and any costs and expenses arising from or relating to the termination of employment of an Existing CLIENT Employee, whether or not such Existing Client Employee becomes a Transferred Employee.

                                    (iii)    CLIENT makes no representation or
warranty (express, implied or by operation of law) regarding the performance, competence, skill or knowledge of any Existing CLIENT Employee or the quality of the service to be provided by any Existing CLIENT Employee, except that CLIENT represents that each Transferred Employee is employed by CLIENT and in good standing in connection with OfficeCare and Insurance Business. During the Transition Period, CLIENT shall provide written notice to OUTSOURCER if any Existing CLIENT Employee advises CLIENT that he or she will be unavailable for services during the Lease Period for two or more days.

                                    (iv)     "Background Information" means all
relevant employment related information about the Existing CLIENT Employees, including, date of hire, current status (full-time/part-time, exempt/non-exempt), last performance rating, next scheduled date for consideration of salary adjustment, participation in and explanation of any bonus or incentive plans for 2002 and 2002 earnings, year-to-date.

                           (b) Transferred Employees.

                                    (i)      OUTSOURCER shall select all
Transferred Employees on or prior to the date which is one week before the Effective Date. OUTSOURCER shall offer employment effective as of the Effective Date to all Transferred Employees. Such offers of employment shall provide for compensation and benefits consistent with the compensation and benefits in effect for such Transferred Employee immediately preceding the Effective Date, giving effect to the level of seniority of such Transferred Employees immediately preceding the Effective Date.

                                    (ii)     Nothing contained herein shall be
deemed to create an employment contract between OUTSOURCER and any Transferred Employee or to cause any Transferred Employee to be treated as other than an at will employee of OUTSOURCER after the Effective Date. OUTSOURCER shall not be obligated or deemed to employ any Transferred Employee who does not execute OUTSOURCER's standard offer letter for similarly situated employees of OUTSOURCER.

                                    (iii)    CLIENT shall be responsible, and
OUTSOURCER shall have no liability, for any accrued wages (including salaries and commission), severance pay, sick leave or any other benefits, or benefits under any of CLIENT's benefits plans of any type or nature arising from or on account of CLIENT's employment of, or termination of employment of, the Transferred Employees prior to the Effective Date. OUTSOURCER shall not assume or be responsible for liabilities for unpaid, accrued (and unused) vacation and bonuses of Transferred Employees as of the Effective Date.

                                    (iv)     If OUTSOURCER terminates any
Transferred Employee (a "Terminated Employee") prior to the date which is one year after the Effective Date for any reason other than cause, death or disability, OUTSOURCER shall pay such Terminated Employee earned and unpaid base salary and vacation accrued and unused through the termination date and a one time payment in the amount (x) the product of 2 multiplied by such Terminated Employee's weekly base salary, plus (y) one additional week of salary for each full year of such Terminated Employee's aggregate service with CLIENT and OUTSOURCER, which amount of service with CLIENT shall be set forth in writing and certified as true and correct by an authorized officer of CLIENT prior to the Effective Date.

                           (c) Leased Employees.

                           OUTSOURCER shall select the Leased Employees on or
prior to the date which is one week before the Effective Date. The Parties rights and obligations

                  SECTION 5.6       MEASUREMENT AND MONITORING TOOLS.

with respect to the Leased Employees will be set forth in the Employee Lease Agreement (the "Employee Lease Agreement") between OUTSOURCER and CLIENT in substantially the form set forth on Exhibit D, which will be executed by the Parties on or prior to, and shall be effective on, the Effective Date.

                           ARTICLE V SERVICE LEVELS.

                  SECTION 5.1       SERVICE LEVELS.

                  As of the Effective Date, OUTSOURCER shall perform the Services in accordance with generally accepted industry standards and in accordance with the specifications and representations made in this Agreement, including the Service Levels set forth in Exhibit B.

                  SECTION 5.2       CHANGE IN SCOPE OF SERVICE LEVELS.

                  OUTSOURCER shall provide the Change in Scope of Services at the Change in Scope of Service Levels applicable to such Change in Scope of Services, as defined in the applicable Change Order.

                  SECTION 5.3       ADJUSTMENT OF SERVICE LEVELS.

                  Either Party may, at any time upon notice to the other Party, initiate negotiations to review and, upon agreement by the Management Committee (See Section 7.1), adjust any Service Level which such Party in good faith believes is inappropriate at the time. Any decision by the Management Committee to adjust any Service Level must be made by a vote that includes the affirmative vote of at least one representative of each Party.

                  SECTION 5.4       REPORTS.

                  OUTSOURCER shall provide Custom Reports, if any, and Standard Reports to CLIENT as described on Exhibit A.

                  SECTION 5.5       ROOT-CAUSE ANALYSIS.

                  Within five days of receipt of a notice from CLIENT with respect to OUTSOURCER's failure to provide the Services in accordance with the Service Levels, OUTSOURCER shall (1) initiate a root-cause analysis to identify the cause of such failure, (2) provide CLIENT with a report detailing the cause of, and procedure for correcting, such failure, (3) develop a plan to correct such failure, (4) provide CLIENT with assurance satisfactory to CLIENT that such failure will not recur after the procedure has been completed, and (5) subject to Section 17.1(b), OUTSOURCER shall have 30 days to cure service level deficiencies unless otherwise specified in Exhibit G.

                  OUTSOURCER shall implement the necessary measurement and monitoring tools and procedures required to measure and report OUTSOURCER's performance of the Services against the applicable Service Levels. Such measurement and monitoring shall permit reporting at a level of detail sufficient to verify compliance with the Service Levels and shall be subject to audit by CLIENT in the manner set forth in Article XIII. OUTSOURCER shall provide CLIENT and CLIENT Agents with reasonable amounts of information and access to such tools and procedures upon request, for verification purposes. During the Term, OUTSOURCER shall give CLIENT access to a data repository containing information about the Services from which the CLIENT may execute said reports. OUTSOURCER shall update the data repository every 24 hours. OUTSOURCER will train up to 20 client personnel in no more than five groups in how to use reports and/or create reports from such data repository. Each training group will last no more than four hours.

                  SECTION 5.7       CONTINUOUS IMPROVEMENT AND BEST PRACTICES.

                  OUTSOURCER shall: (1) on a continuous basis, as part of its total quality management process, identify, as appropriate, ways to improve the Service Levels; and (2) identify and apply proven techniques and tools from other installations within its operations that would benefit CLIENT either operationally or financially.

                            ARTICLE VI PROJECT TEAM.

                  SECTION 6.1       OUTSOURCER CONTRACT EXECUTIVE.

                  OUTSOURCER shall appoint an individual (the "OUTSOURCER Contract Executive") and designate his/her backup who from the Agreement Date shall serve as the primary OUTSOURCER representative under this Agreement. OUTSOURCER's appointment of any OUTSOURCER Contract Executive shall be subject to CLIENT's reasonable approval. The OUTSOURCER Contract Executive shall (1) have overall responsibility for managing and coordinating the performance of OUTSOURCER's obligations under this Agreement and (2) be authorized to act for and on behalf of OUTSOURCER with respect to all matters relating to this Agreement. CLIENT may rely upon the representations and agreements of the OUTSOURCER Contract Executive as lawfully binding on the OUTSOURCER; provided, however, the OUTSOURCER Contract Executive shall not have the authority to enter into written agreements to modify or supersede this Agreement, except to the extent this Agreement is modified by Change Orders executed by the OUTSOURCER Contract Executive.

                  SECTION 6.2       PROJECT STAFF; ON-SITE MANAGER.

                           (a) Project Staff. OUTSOURCER shall appoint to the
Project Staff individuals with suitable training and skills to perform the Services. Upon CLIENT's written request, OUTSOURCER shall provide CLIENT with a list of all OUTSOURCER employees and subcontractors dedicated full-time to the Project Staff. Except as otherwise approved in writing by CLIENT, those OUTSOURCER personnel located at the CLIENT Service Location may only provide services on such premises which support OUTSOURCER's provision of the Services hereunder.

                           (b) On-Site Manager. OUTSOURCER shall appoint a
manager with suitable training and skills to manage and supervise the Project Staff located at the CLIENT Service Location (the "On-Site Manager"). The On-Site Manager shall not have the authority granted to the OUTSOURCER Contract Executive in Section 6.1. In addition, the On-Site Manager shall not have the authority to enter into written agreements to modify or supersede this Agreement or to enter into Change Orders.

                  SECTION 6.3       CONDUCT OF PROJECT STAFF.

                  While at the CLIENT Service Location, the Project Staff (including the On-Site Manager) shall (1) comply with the reasonable requests, standard rules and regulations of CLIENT regarding personal and professional conduct generally applicable to such CLIENT Service Location and (2) otherwise conduct themselves in a businesslike manner. OUTSOURCER shall cause the Project Staff to maintain and enforce the confidentiality and non-disclosure provisions of this Agreement and comply with CLIENT's security policies and practices. In the event that CLIENT determines in good faith that a particular member of the Project Staff is not conducting himself or herself in accordance with this
Section 6.3, CLIENT may notify OUTSOURCER of such conduct. Upon receipt of such notice, OUTSOURCER shall within 24 hours (a) investigate the matter and take appropriate action which may include (i) removing him or her from the Project Staff and providing CLIENT with prompt notice of such removal and (ii) replacing him or her with a similarly qualified individual or (b) take other appropriate disciplinary action to prevent a recurrence. In the event there are repeat violations of this Section 6.3 by a particular member of the Project Staff, OUTSOURCER shall promptly remove the individual from the Project Staff as set forth above.

                  SECTION 6.4       SUBCONTRACTORS.

                           (a) OUTSOURCER shall have the right at its discretion
to use subcontractors to assist OUTSOURCER in performing one-time project specific work (including Backlog Projects) to support Services required under this Agreement; subject, however, to such subcontractor(s) entering into appropriate agreements requiring such subcontractor(s) to adhere to the confidentiality and non-disclosure provisions of this Agreement.

                           (b) OUTSOURCER shall have the right with CLIENT
approval, which shall not be unreasonably withheld, to use subcontractors to assist OUTSOURCER in performing the on-going Services required under this Agreement; subject, however, to such subcontractor(s) entering into appropriate agreements requiring such subcontractor(s) to adhere to the confidentiality and non-disclosure provisions of this Agreement.

                           (c) OUTSOURCER shall be responsible for the work and
activities of each of its subcontractors, including compliance with the terms of this

Agreement. OUTSOURCER shall be responsible for all payments to its subcontractors. OUTSOURCER shall be solely responsible for ensuring that such subcontractors it provides are fully capable of performing the Services or such part of the Services assigned to them to be performed. OUTSOURCER shall be solely responsible for the performance of the subcontractors it assigns to perform Services.

                  SECTION 6.5 FACILITIES FOR PROJECT STAFF AT CLIENT SERVICE LOCATION.

                           (a) A portion of the Services will be performed by
Project Staff at the CLIENT Service Location. CLIENT shall provide OUTSOURCER's Project Staff (including the On-Site Manager) during normal business hours access to and use of (i) approximately 2000 square feet of office space at the CLIENT Service Location and (ii) the office furniture and equipment identified on Exhibit E. OUTSOURCER shall pay to CLIENT the Lease Rate set forth on Exhibit
E. The Lease Rate also includes providing the Project Staff (including the On-Site Manager) access to and use of office furnishings, janitorial services, utilities (including heating and air conditioning) and other reasonable services consistent with the performance of OUTSOURCER's obligations hereunder at the CLIENT Service Location.

                           (b) Upon 90 days advance written notice to
OUTSOURCER, CLIENT may cease its OfficeCare and Insurance Business operations at its facility located at 2980 Scott Street, Vista, CA, in which case the Services shall be performed at CLIENT's new CLIENT Service Location. Upon such termination and relocation, OUTSOURCER and CLIENT shall negotiate in good faith to determine a Lease Rate and the costs for equipment and furniture for such new Service Location.

                      ARTICLE VII MANAGEMENT AND CONTROL.

                  SECTION 7.1       MANAGEMENT COMMITTEE.

                  Upon execution of this Agreement, the CLIENT and the OUTSOURCER shall each appoint two representatives to serve on a management committee (the "Management Committee"). The Management Committee shall be authorized and responsible for (1) overseeing the provision of the Services and each Party's performance under this Agreement and (2) monitoring and resolving disagreements regarding the provision of the Services and the Service Levels and each Party's performance under this Agreement. A Party may change any of its representatives on the Management Committee upon notice to the other Party.

                   ARTICLE VIII INTELLECTUAL PROPERTY RIGHTS.

                  SECTION 8.1       OUTSOURCER INTELLECTUAL PROPERTY.

                           (a) For purposes of this Agreement, "OUTSOURCER
Intellectual Property" shall mean all software or other intellectual property (including any writings, discoveries, inventions or other materials covered by any rights of copyright, trademark or patent or any rights similar thereto, whether registered or unregistered, or otherwise protectible as trade secret, proprietary or confidential information) owned or developed by, or otherwise proprietary to, OUTSOURCER. OUTSOURCER Intellectual Property shall also include all programs and documentation therefor and the tangible media on which such programs are recorded, as well as all reports, technology, training materials, forms, specifications, and other intellectual property owned or developed by or proprietary to OUTSOURCER, for use in providing the Services hereunder or otherwise in its business.

                           (b) Subject to Section 17.3(e)(iii), all OUTSOURCER
Intellectual Property is and will remain the property and confidential information of OUTSOURCER or its third party licensors, and CLIENT shall have no right, title or interest therein except to the extent of such limited right to use such particular portions thereof as are necessary to enable the Parties to perform their respective obligations hereunder or except as may otherwise be provided in any separate license agreements. No use of OUTSOURCER Intellectual Property at or in connection with any Service Location or equipment containing OUTSOURCER Intellectual Property shall confer any rights in such OUTSOURCER Intellectual Property on CLIENT.

                  SECTION 8.2       CLIENT INTELLECTUAL PROPERTY.

                           (a) For purposes of this Agreement, "CLIENT
Intellectual Property" shall mean all software or other intellectual property (including any writings, discoveries, inventions or other materials covered by any rights of copyright, trademark or patent or any rights similar thereto, whether registered or unregistered, or otherwise protectible as trade secret, proprietary or confidential information) owned or developed by, or otherwise proprietary to, CLIENT. CLIENT Intellectual Property shall also include all programs and documentation therefore and the tangible media on which such programs are recorded, as well as all reports, technology, training materials, forms, specifications, and other intellectual property owned or developed by or proprietary to CLIENT.

                           (b) All CLIENT Intellectual Property is and will
remain the property and confidential information of CLIENT or its third party licensors, and OUTSOURCER shall have no right, title or interest therein except to the extent of such limited right to use such particular portions thereof as are necessary to enable the Parties to perform their respective obligations hereunder or except as may otherwise be provided in any separate license agreements. No use of CLIENT Intellectual Property at or in connection with any Service Location or equipment containing CLIENT Intellectual Property shall confer any rights in such CLIENT Intellectual Property on OUTSOURCER.

                  SECTION 8.3       IMPROVEMENTS.

                  Each Party shall communicate to the other party any Improvements (defined below) which that Party makes during the term of this Agreement to the CLIENT Intellectual Property or the OUTSOURCER Intellectual Property as it applies to the Services promptly after the Party has substantially completed each such

Improvement. Any Improvements to the CLIENT Intellectual Property shall belong to and be the sole property of the CLIENT, irrespective of whether developed by CLIENT or OUTSOURCER, and any Improvements to the OUTSOURCER Intellectual Property shall belong to and be the sole property of OUTSOURCER, irrespective of whether developed by OUTSOURCER or CLIENT, and each Party shall execute such consents and assignments as may be necessary to effectuate the transfer of the ownership of such Improvements as contemplated herein. Subject to Section 17.3(e)(iii), each Party hereby grants the other party, while this Agreement is in effect, a nonexclusive license to use the Improvements of the CLIENT Intellectual Property or the OUTSOURCER Intellectual Property, as the case may be, solely in connection with the Services and the performance of this Agreement. For purposes of this Agreement, the term "Improvements" means improvements, upgrades, enhancements, revisions, new versions or models or releases, adaptations, and other modifications of the CLIENT Intellectual Property or the OUTSOURCER Intellectual Property, as the case may be, which are, in majority part, either derived directly from or dependent on and which produce other versions of or new uses for the CLIENT Intellectual Property or the OUTSOURCER Intellectual Property, as the case may be, but "Improvements" shall not mean new inventions, discoveries, ideas, concepts, designs or products which are either developed independently of the CLIENT Intellectual Property or the OUTSOURCER Intellectual Property, as the case may be, or whose essential principles, features, composition or qualities are derived, in the majority part, from sources other than the CLIENT Intellectual Property or the OUTSOURCER Intellectual Property, as the case may be.

                          ARTICLE IX DATA AND REPORTS.

                  SECTION 9.1       OWNERSHIP OF CLIENT DATA.

                  All CLIENT Data is, or will be, and shall remain the property of CLIENT. CLIENT Data shall not, without CLIENT's written approval, be (1) used by OUTSOURCER or OUTSOURCER Agents other than in connection with providing the Services, (2) disclosed, sold, assigned, leased or otherwise provided to third parties by OUTSOURCER or OUTSOURCER Agents or (3) commercially exploited by or on behalf of OUTSOURCER or OUTSOURCER Agents.

                  SECTION 9.2       ERRORS.

                  Except to the extent OUTSOURCER is required by Exhibit A to identify errors, or an error otherwise becomes actually known to OUTSOURCER: (i) OUTSOURCER may accept as correct, accurate, and reliable, without any further inquiry, all information, data, documents, and other records delivered, supplied, or made available to OUTSOURCER hereunder by CLIENT or at the direction or under the authority of CLIENT in connection with the performance by OUTSOURCER of the Services, and may assume that CLIENT has provided it with all information in the possession or control of CLIENT which is necessary for the performance of the Services; and (ii) OUTSOURCER shall have no responsibility or liability for any error, inadequacy, or omission which results from untimely, inaccurate or incomplete information, data, documents, or other records delivered, supplied, or made available to OUTSOURCER by CLIENT or at the direction or under the authority of CLIENT, except to the extent such liability is caused by OUTSOURCER's failure to perform Services in accordance with the terms of this Agreement.

                   ARTICLE X CONTINUED PROVISION OF SERVICES.

                  SECTION 10.1      BUSINESS CONTINUITY PLAN.

                  OUTSOURCER has made its Business Continuity Plan available to CLIENT and CLIENT acknowledges and agrees that CLIENT has read and understands the terms of such Business Continuity Plan.

                  SECTION 10.2      FORCE MAJEURE.

                           (a) If and to the extent that either Party's
performance of any of its obligations pursuant to this Agreement is prevented, hindered or delayed by fire, flood, earthquake, elements of nature or acts of God, acts of war, terrorism, riots, civil disorders, rebellions or revolutions, third party strikes, third party lockouts or labor difficulties or any other cause beyond the reasonable control of such Party (each, a "Force Majeure Event") and such non-performance could not have been prevented by reasonable precautions, then the non-performing Party shall be excused from any further performance of those obligations affected by the Force Majeure Event for as long as such Force Majeure Event continues and such Party continues to use its commercially reasonable efforts to recommence performance whenever and to whatever extent possible without delay, including through the use of alternate sources, work around plans or other means.

                           (b) The Party whose performance is prevented,
hindered or delayed by a Force Majeure Event ("the Notifying Party") shall immediately notify the other Party by telephone (or other means as may be available if telecommunication is unavailable), to be confirmed in writing within 24 hours of the occurrence of the Force Majeure Event and describe in reasonable detail the nature of the Force Majeure Event and the Notifying Party shall be excused from any further performance of those of its obligations affected by the Force Majeure Event until normal performance can be recommenced.

                           (c) The occurrence of a Force Majeure Event does not
limit or otherwise affect OUTSOURCER's obligation to provide either normal disaster recovery procedures or any other disaster recovery services described in Section 10.1.

                  SECTION 10.3      SERVICE LEVEL ADJUSTMENT.

                  Upon the occurrence of a Force Majeure Event, CLIENT acknowledges and agrees that the Service Levels will need to be adjusted for a period of time to account for the Services affected by the Force Majeure Event. The Parties agree to negotiate in good faith to determine a time frame and plan for lowering the Service Levels during the pendency of such Force Majeure Event. In the event that the Parties are unable to agree on such adjusted Service Levels, the matter shall be resolved through the dispute resolution process set forth in Article XVI

                       ARTICLE XI PAYMENTS TO OUTSOURCER.

                  SECTION 11.1      FEES.

                  In consideration of OUTSOURCER providing the Services, CLIENT shall pay to OUTSOURCER the Fees. OUTSOURCER's invoicing calculation(s), price elements and price data shall be provided to CLIENT in sufficient detail to substantiate calculation of the Fees charged to CLIENT. Except as expressly set forth in this Agreement, there shall be no charge or fees payable by CLIENT in respect of OUTSOURCER's performance of its obligations pursuant to this Agreement.

                  SECTION 11.2      ADJUSTMENT TO FEES, SERVICES AND SERVICE
LEVELS.

                  The Fees, Services and Service Levels are based on Assumptions (including those set forth on Exhibit J) derived in part from information provided by CLIENT to OUTSOURCER. CLIENT shall be responsible for the accuracy of any representations it made as part of the due diligence and negotiation process and on which the Assumptions are based. During the Transition Period, OUTSOURCER will run baselines to test the Assumptions, and to the extent that there is a deviation in the Assumptions, including a deviation (up or down) in the average net revenue per PPA, the Parties agree to negotiate in good faith to define and mutually agree upon adjustments to Fees, Services and Service Levels that shall be consistent with the intent of the Parties. Any such agreed adjustment shall be set forth in a Change Order and must be completed by the Effective Date.

                  SECTION 11.3      EXPENSES.

                  All expenses relating to the Services are included in the Fees and shall not be reimbursed by CLIENT unless agreed to by CLIENT in writing.

                  SECTION 11.4      PRORATION.

                  All periodic fees or charges under this Agreement are to be computed on a calendar month basis and shall be prorated on a per diem basis for any partial month.

                  SECTION 11.5      PATIENT/THIRD PARTY PAYER SETTLEMENTS.

                           (a) Notwithstanding anything in this Agreement to the
contrary, OUTSOURCER shall have the right, on a case by case basis where there is a demonstrated need by a Patient or Third Party Payer to negotiate settlements involving payments by such Patient or Third Party Payer, as the case may be, of at least eighty percent (80%) of the invoice amount, less Allowances, without the prior approval by CLIENT. OUTSOURCER will create a monthly report which shall provide, by OUTSOURCER collector, the summary settlement information by number of Accounts affected and dollars settled. OUTSOURCER will review report with CLIENT Contract Executive quarterly to ensure settlements are appropriate to business needs as determined by CLIENT. It being understood that the purpose of this Section 11.5(a) is to ensure CLIENT receives some level of payment in respect of such Delinquent Account.

                           (b) Subject to Section 11.5(a), OUTSOURCER intends to
develop a policy to give OUTSOURCER the opportunity to negotiate, with Third Party Payers and Patients, special payment terms in respect of OfficeCare and Insurance Business Accounts. Upon approval of such plan by CLIENT, OUTSOURCER shall have the right, without CLIENT's prior approval, to negotiate special payment terms with Third Party Payers and Patients that are consistent with such plan.

                   ARTICLE XII PAYMENT SCHEDULE AND INVOICES.

                  SECTION 12.1      FEES.

                  OUTSOURCER shall issue an invoice to CLIENT on the 15th and 30th of each month for the Fees then due (the invoice issued on the 15th of each month will be net of the Lease Rate). The Fees shall be due and payable to OUTSOURCER by wire funds transfer or other electronic means acceptable to OUTSOURCER to an account specified by OUTSOURCER within 30 days.

                  SECTION 12.2      TIME OF PAYMENT.

                  Any sum due pursuant to this Agreement for which payment is not otherwise specified shall be due and payable 30 days after receipt by the Party who owes such invoice of notice from the other Party in respect of such sum.

                  SECTION 12.3      DETAILED INVOICES.

                  OUTSOURCER shall provide invoices with sufficient detail to justify the Fees.

                  SECTION 12.4      LATE FEES.

                  Any amount not paid within 20 days after the date due pursuant to this Agreement shall bear interest, at the Prime Rate, from the date such amount was due until the date such amount is paid.

                              ARTICLE XIII AUDITS.

                  SECTION 13.1      SERVICES.

                  Upon reasonable notice from CLIENT or OUTSOURCER (for purposes of this Section 13.1, the "Requesting Party"), OUTSOURCER and OUTSOURCER Agents or CLIENT and CLIENT Agents, as the case may be (for purposes of this Section 13.1, the "Other Party) shall provide Requesting Party Agents, and any of Requesting Party's regulators, with access to and any assistance that they may reasonably require with respect to the relevant Service Location and the systems for the purpose of performing audits or inspections of the Services and the business of Requesting Party relating to the Services. The Other Party shall, subject to its standard security requirements, provide, and shall cause its Agents to provide, such Requesting Party Agents or regulators any assistance that they may reasonably require, provided such assistance does not unreasonably interfere with Other Party's performance of its obligations hereunder, and, with respect to OUTSOURCER, the performance of the Services in accordance with the Service Levels. The Other Party shall not provide Requesting Party Agents or regulators with access to Other Party customers' information or data. Subject to
Article VIII and Article IX, the Other Party shall provide Requesting Party Agents and regulators with access to Other Party's proprietary data relating to the Services, to the extent required to perform audits described in this Section
13.1. If any audit by an auditor designated by Requesting Party or a regulatory authority results in Other Party being notified that it or Other Party Agents are not in compliance with any law, regulation or audit requirement, Other Party shall, and shall cause Other Party Agents to, take actions to comply with such audit. Requesting Party shall bear the expense of any such compliance that is
(1) required by any law, regulation or other audit requirement relating to Requesting Party's business or (2) necessary due to Requesting Party's noncompliance with any law, regulation or audit requirement imposed on Requesting Party. Other Party shall bear the expense of any such compliance that is (a) required by any law, regulation or other audit requirement relating to Other Party's business or (b) necessary due to Other Party's or Other Party Agents' noncompliance with any law, regulation or audit requirement imposed on Other Party or Other Party Agents.

                  SECTION 13.2      FEES.

                  Upon reasonable notice, each Party shall provide the other Party and its Agents access to such financial records and supporting documentation as may be reasonably requested by the requesting Party to audit the records and documentation relating to the Cash Receipts and the Fees charged to CLIENT. If, as a result of such audit, it is determined that OUTSOURCER has overcharged or undercharged CLIENT, the Party that determined such error shall promptly notify the other Party and promptly pay to CLIENT or OUTSOURCER the amount of the overcharge or undercharge as the case may be, plus interest at the Prime Rate per year, calculated from the date of receipt by OUTSOURCER of such incorrect amount until the date of payment to CLIENT or OUTSOURCER, as the case may be.

                  SECTION 13.3      RECORD RETENTION.

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

                  Except as otherwise required by applicable law, OUTSOURCER shall not be required to retain any records or documentation relating to CLIENT or the Services provided under this Agreement so long as originals of such documentation have been provided to CLIENT for imaging and/or storage.

                  SECTION 13.4      FACILITIES.

                  In the event of an audit described in this Article XIII, the Parties agree to give each other and their respective Agents reasonable access to the premises where such audit is being performed and such space (reasonably available), office furnishings (including lockable cabinets), telephone and facsimile service, utilities and office-related equipment and duplicating services as the requesting Party may reasonably require to perform the audits described in this Article XIII.

           ARTICLE XIV CONFIDENTIALITY; PROTECTED HEALTH INFORMATION

                  SECTION 14.1      GENERAL OBLIGATIONS.

                           (a) Each Party agrees that it shall not disclose to
any third party any Confidential Information (including any information about the Fees) which it learns during the course of the performance of this Agreement, without the prior written consent of the other Party, except as necessary for OUTSOURCER's provision of Services hereunder or as required by law, regulation, or order of a court or regulatory agency or other authority having jurisdiction thereover, provided, however, that the Party under such obligation of disclosure shall promptly notify the other Party to afford that Party, at that Party's expense, an opportunity to object to such disclosure. Each Party shall treat the other's Confidential Information with the same level of care as it treats its own confidential information of like import, but not less than a reasonable level of care, shall disclose it within its own organization only on a need-to-know basis, and shall inform those to whom it rightfully discloses such Confidential Information of their obligations of confidentiality and non-disclosure hereunder.

                           (b) Notwithstanding the foregoing,

                                    (i)      the confidentiality obligations set
forth in this Section 14.1 shall not apply to any information which the recipient party can establish to have become publicly available without its breach of this Agreement, been independently developed or obtained by the recipient party outside the scope of this Agreement and without reference to the other's Confidential Information received under this Agreement, been already known to recipient when disclosed hereunder, or been rightfully obtained by the recipient party from third parties without an obligation of confidentiality;

                                    (ii)     OUTSOURCER may disclose general
information relating to the scope of Services and the duration of this Agreement to potential buyers of OUTSOURCER and persons or entities engaged in the valuation of OUTSOURCER or its Affiliates;

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

                                    (iii)    OUTSOURCER may disclose information
relating to the identity of CLIENT as a client of OUTSOURCER, the scope of Services and other general terms of this Agreement to current or potential clients;

                                    (iv)     CLIENT may disclose general
information relating to the scope of Services and the duration of this Agreement to potential buyers of CLIENT or any one or more Affiliates of CLIENT;

                                    (v)      either Party may disclose the
provisions of this Agreement to bankers, public accountants, auditors, and other financial institutions in the ordinary course of business;

                                    (vi)     either Party may disclose the
provisions of this Agreement to the extent required by any applicable law, regulation or rules of any stock exchange; provided, however, the Party disclosing the other Party's Confidential Information promptly notifies the other Party of such disclosure; and

                                    (vii)    CLIENT shall not (except pursuant
to (iv), (v) and (vi) above)) disclose to any third party the Fees set forth in this Agreement.

                  SECTION 14.2      INJUNCTIVE RELIEF.

                  Each Party acknowledges that the other Party may suffer irreparable damage in the event of a breach or threatened breach of any provision of this Article. Accordingly, in such event, notwithstanding Article XVI, such Party shall be entitled to preliminary and final injunctive relief, as well as any and all other applicable remedies at law or equity, including the recovery of damages.

                  SECTION 14.3      NO LICENSE.

                  The Parties acknowledge that (i) each Party maintains that the Confidential Information contains valuable trade secrets and (ii) all rights to Confidential Information are reserved by the disclosing party. No license, express or implied, by estoppel or otherwise, under any trade secret right, trademark, patent, copyright or other proprietary right or applications that are now or may hereafter be owned by a party, is granted by the disclosure of Confidential Information under this Agreement.

                  SECTION 14.4      RESIDUALS.

                  Except (1) as may relate to CLIENT's customer information (including customer lists), personnel information of CLIENT, financial information relating to CLIENT (except as may have been publicly disclosed by CLIENT pursuant to CLIENT's Regulatory Requirements), product pricing information, product specifications and designs and manufacturing processes (which shall be deemed CLIENT Confidential Information subject to Section 14.1),
(2) to the extent such use misappropriates the other Party's trade secret rights (but, with respect to (1) and (2), excluding general data processing ideas, concepts, know-how and techniques) and (3) to the extent such use infringes the other Party's copyright, patent and other proprietary rights, neither Party is restricted pursuant to this Agreement from using any data processing ideas, concepts, know-how and techniques that are mentally retained in the unaided memories of the receiving Party's employees (and not intentionally memorized for the purpose of later recording or use) ("Residuals"), including in the development, manufacturing and marketing of products and services. Each of the Parties agrees that it shall not disclose (a) the source of the Residuals, (b) any financial, statistical, personnel or customer data of the other Party or (c) the business plans of the other Party. Other than the rights to use Residuals, neither of the Parties shall use any portion of the other Party's Confidential Information, except in connection with its obligations pursuant to this Agreement.

                  SECTION 14.5      HIPAA OBLIGATIONS.

                           (a) The Parties acknowledge that in connection with
the performance of the Services hereunder, OUTSOURCER will receive, use and disclose "Protected Health Information" (as such term is defined under the Standards for Privacy of Individually Identifiable Health Information mandated by HIPAA). OUTSOURCER shall store the Protected Health Information in a separate data set within OUTSOURCER's Systems. Except as otherwise permitted under this Agreement or required by law, OUTSOURCER shall not use or disclose the Protected Health Information for any purpose other than in performing its Services hereunder. In the event OUTSOURCER is required by law to disclose the Protected Health Information, OUTSOURCER shall provide CLIENT with written notice setting forth the required disclosure in advance of making such disclosure.

                           (b) OUTSOURCER shall implement appropriate safeguards
to prevent the use and disclosure of the Protected Health Information other than as permitted under this Agreement. OUTSOURCER shall require any OUTSOURCER Agents that receive, use or access the Protected Health Information in connection with the Services to be performed under this Agreement to agree to the same restrictions and conditions on the use and disclosure of the Protected Health Information that apply to OUTSOURCER under this Agreement. OUTSOURCER shall provide CLIENT with written notice of any use or disclosure of the Protected Health Information not authorized by this Agreement of which OUTSOURCER becomes aware.

                           (c) At CLIENT's request, OUTSOURCER shall provide
CLIENT with information necessary for CLIENT to respond to an individual's request for an accounting of disclosures of his or her Protected Health Information.

                           (d) OUTSOURCER shall make its internal practices,
books, and records relating to the use and disclosure of the Protected Health Information available to the Secretary of the Department of Health and Human Services for purposes of determining OUTSOURCER's compliance with the privacy standards. At CLIENT's request, OUTSOURCER shall make available for inspection, during normal business hours, all records, books, polices and procedures relating to the use and disclosure of the

Protected Health Information, within ten (10) business days of such request, for the purpose of determining OUTSOURCER's compliance with this section.

                           (e) Upon the termination of the Agreement for any
reason whatsoever, OUTSOURCER shall, if feasible, return or with CLIENT's consent destroy all Protected Health Information in its possession or in the possession of OUTSOURCER Agents, and retain no copies. If such return or destruction is not feasible, the OUTSOURCER shall give written notice to CLIENT of the following: (i) a statement that the OUTSOURCER has determined that it is infeasible to return or destroy Protected Health Information in its possession;
(ii) the specific reasons for such determination; and (iii) assurance that the OUTSOURCER will continue to extend any and all protections, limitations and restriction contained in the Agreement to the retained Protected Health Information, and will further limit the use and/or disclosure of the Protected Health Information retained to its use and/or disclosure only for the purpose(s) that make the return or destruction of the Protected Health Information infeasible.

                   ARTICLE XV REPRESENTATIONS AND WARRANTIES.

                  SECTION 15.1      BY CLIENT.

                  CLIENT represents and warrants that:

                           (a) CLIENT is a limited liability company, duly
organized, validly existing and in good standing under the laws of the State of Delaware.

                           (b) CLIENT has all requisite limited liability
company power and authority to execute, deliver and perform its obligations under this Agreement.

                           (c) CLIENT is duly licensed, authorized or qualified
to do business and is in good standing in every jurisdiction in which a license, authorization or qualification is required for the ownership or leasing of its assets or the transaction of business of the character transacted by it, except where the failure to be so licensed, authorized or qualified would not have a material adverse effect on CLIENT's ability to fulfill its obligations under this Agreement.

                           (d) The execution, delivery and performance of this
Agreement has been duly authorized by CLIENT.

                           (e) CLIENT shall comply with all applicable Federal,
state and local laws (including HIPAA) and regulations applicable to CLIENT and shall obtain all applicable permits and licenses required of CLIENT in connection with its obligations under this Agreement.

                           (f) CLIENT has not disclosed any Confidential
Information of OUTSOURCER as of the Agreement Date.

                           (g) There is no outstanding litigation, arbitrated
matter or other dispute to which CLIENT is a party which would reasonably be expected to have a potential or actual material adverse effect on CLIENT's or OUTSOURCER's ability to fulfill its respective obligations under this Agreement.

                           (h) To its knowledge the CLIENT Intellectual Property
does not and will not infringe upon the proprietary rights of any third party.

                           (i) Subject to Section 14.5, the OUTSOURCER is
authorized to receive from CLIENT and CLIENT Agents (including the CLIENT's sales representatives who interface with the Physicians where the OfficeCare and Insurance Business orders are placed) Protected Health Information in connection with the performance of the Services hereunder. CLIENT shall cause all CLIENT Agents that will provide Protected Health Information to OUTSOURCER in connection with OUTSOURCER's performance of the Services to execute a Business Associate (as defined under HIPAA) agreement in a form reasonably satisfactory to OUTSOURCER.

                  SECTION 15.2      BY OUTSOURCER.

                  OUTSOURCER represents and warrants that:

                           (a) OUTSOURCER is a corporation duly incorporated,
validly existing and in good standing under the laws of Delaware.

                           (b) OUTSOURCER has all requisite corporate power and
authority to execute, deliver and perform its obligations under this Agreement.

                           (c) OUTSOURCER is duly licensed, authorized or
qualified to do business and is in good standing in every jurisdiction in which a license, authorization or qualification is required for the ownership or leasing of its assets or the transaction of business of the character transacted by it, except where the failure to be so licensed, authorized or qualified would not have a material adverse effect on OUTSOURCER's ability to fulfill its obligations under this Agreement.

                           (d) The execution, delivery and performance of this
Agreement has been duly authorized by OUTSOURCER.

                           (e) OUTSOURCER shall comply with all applicable
Federal, state and local laws (including HIPAA) and regulations applicable to OUTSOURCER and shall obtain all applicable permits and licenses required of OUTSOURCER in connection with its obligations under this Agreement.

                           (f) OUTSOURCER has not disclosed any Confidential
Information of CLIENT as of the Agreement Date.

                           (g) There is no outstanding litigation, arbitrated
matter or other dispute to which OUTSOURCER is a party which would reasonably be expected to have

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

a potential or actual material adverse effect on CLIENT's or OUTSOURCER's ability to fulfill its respective obligations under this Agreement.

                           (h) To its knowledge the OUTSOURCER Intellectual
Property does not and will not infringe upon the proprietary rights of any third party.

                           (i) OUTSOURCER's practices shall be in accordance
with the Fair Debt Collection Practices Act.

                  SECTION 15.3      DISCLAIMER OF WARRANTIES.

                  EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES ANY WARRANTIES AND SPECIFICALLY DISCLAIMS ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING ANY IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

                        ARTICLE XVI DISPUTE RESOLUTION.

                  SECTION 16.1      CONTRACT EXECUTIVES.

                  All disputes relating to this Agreement shall initially be referred by the Party raising the dispute to the CLIENT Contract Executive and the OUTSOURCER Contract Executive. If such Contract Executives are unable to resolve the dispute within 10 business days after referral of the matter to them, the Parties shall submit the dispute to the Management Committee.

                  SECTION 16.2      MANAGEMENT COMMITTEE.

                  The Management Committee shall meet at least once every calendar quarter during the Term (or at such other time as either Party may designate in a notice to the other Party) for the purpose of reviewing the overall performance of the Parties' respective obligations under this Agreement and resolving disputes, if any, that may arise under this Agreement. The Management Committee shall consider disputes in the order such disputes are brought before it. In the event the Management Committee is unable to resolve a dispute within 10 business days of the date of the meeting during which such dispute was considered, the Management Committee shall notify the senior management of each Party.

                  SECTION 16.3      SENIOR MANAGEMENT.

                  Either Party may, upon notice and within five business days of receipt of a notice from the Management Committee pursuant to Section 16.2, elect to utilize a non-binding resolution procedure whereby each presents its case before a panel consisting of two senior executives of each of the Parties who are not members of the Management Committee and, if such executives can agree upon such an individual, a mutually acceptable neutral advisor. If a Party elects to use the procedure set forth in this Section

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

16.3, the other Party shall participate. The hearing shall occur no more than 10 business days after a Party serves notice to use the procedure set forth in this
Section 16.3. If the matter cannot be resolved by such senior executives, the neutral advisor, if one has been agreed upon, may be asked to assist such senior executives in evaluating the strengths and weaknesses of each Party's position on the merits of the dispute. The Parties shall each bear their respective costs incurred in connection with the procedure set forth in this Section 16.3, except that they shall share equally the fees and expenses of the neutral advisor, if any, and the cost of the facility for the hearing.

                  SECTION 16.4      ARBITRATION.

                           (a) If a dispute is not resolved pursuant to Section
16.3, then either Party may, upon notice to the other Party submit the dispute to binding arbitration in accordance with this Section 16.4.

                           (b) The arbitration shall be held in before a panel
of three arbitrators in the state of the principal United States office of the Party against whom the arbitration is brought. Either Party may, upon notice to the other Party, demand arbitration by serving on the other Party a statement of the dispute, the facts relating or giving rise to such dispute and the name of the arbitrator selected by it.

                           (c) Within five days after receipt of such notice,
the other Party shall name its arbitrator, and the two arbitrators named by the Parties shall, within five days after the date of such notice, select the third arbitrator.

                           (d) The arbitration shall be administered by the
American Arbitration Association and be governed by the Commercial Arbitration Rules of the American Arbitration Association, as may be amended from time to time, except as expressly provided in this Section 16.4. The arbitrators may not amend or disregard any provision of this Section 16.4.

                           (e) The arbitrators shall allow such discovery as is
appropriate to the purposes of arbitration in accomplishing a fair, speedy and cost-effective resolution of disputes. The arbitrators shall reference the rules of evidence of the Federal Rules of Civil Procedure then in effect in setting the scope and direction of such discovery.

                           (f) The decision of and award rendered by the
arbitrators shall be final and binding on the Parties. Judgment on the award of the arbitrators may be entered in and enforced by any court of competent jurisdiction. The arbitrators shall have no authority to award damages in excess or in contravention of Article XIX of this Agreement.

                           (g) The costs of the arbitration proceedings
conducted pursuant to this Section 16.4 shall be paid by the Party designated by the arbitrators.

                  SECTION 16.5      CONTINUITY OF SERVICES.

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                  OUTSOURCER acknowledges that the performance of its
obligations pursuant to this Agreement is critical to the business and operations of CLIENT. Accordingly, in the event of any dispute between CLIENT and OUTSOURCER, each Party shall continue to perform its obligations (including payment pursuant to Article XI and Article XII, except for any such amounts as are actually in dispute) under this Agreement in good faith during the pendency of such dispute resolution proceedings unless and until this Agreement is terminated in accordance with the provisions hereof.

                  SECTION 16.6      EXPEDITED DISPUTE RESOLUTION.

                  Notwithstanding anything to the contrary contained in this Agreement, in the event of a dispute relating to or arising out of a Default Notice, the dispute resolution procedures described in Section 16.1, Section
16.2 and Section 16.3 must be commenced and completed within the Default Cure Period.

                  SECTION 16.7      THIRD PARTY CLAIMS.

                  Notwithstanding the above dispute resolution provisions, in the event that a third party initiates a judicial action against either Party hereto in connection with or arising out of this Agreement, that Party shall have the right to seek to implead the other Party into that action, and the above dispute resolution provisions shall not be a bar to such impleader.

                           ARTICLE XVII TERMINATION.

                  SECTION 17.1      CONDITIONS OF TERMINATION.

                  In addition to expiration at the end of the Term specified in
Article II, this Agreement may be terminated under the following circumstances, subject to any termination fees that may be applicable as set forth below and on
Exhibit I (the "Termination Fees").

                           (a) Termination for Convenience.

                                    (i)      By CLIENT. CLIENT may terminate
this Agreement for convenience by giving OUTSOURCER notice of the termination at least 90 days prior to the termination date specified in the termination notice.

                                    (ii)     By OUTSOURCER. OUTSOURCER may
terminate this Agreement for convenience by giving CLIENT notice of termination at least 180 days prior to the termination date specified in the termination notice.

                           (b) Termination for Cause.

                                    (i)      By CLIENT:

                           If OUTSOURCER, subject to Exhibit G, fails to perform
any of its material obligations under this Agreement (an "OUTSOURCER Event of Default"), and, upon written notice of such Event of Default (the "Default Notice") from CLIENT, does not cure such Event of Default within the Default Cure Period specified on Exhibit G for the type of default, then CLIENT may, by giving written termination notice to OUTSOURCER, terminate this Agreement as of the date specified in the termination notice.

                                    (ii)     By OUTSOURCER:

                           If CLIENT fails to perform any of its material
obligations under this Agreement (including, subject to Section 10.2, (i) materially failing to pay any invoices in the manner set forth in Section 12.1 or Section 12.4 as applicable; (ii) failing to make the CLIENT Service Location available for the Project Staff as set forth in Section 6.5; or (iii) materially failing to deliver (or to cause CLIENT Agents to deliver) Patient Procedure Authorization forms to OUTSOURCER in the manner set forth in Exhibit A) (each a "CLIENT Event of Default"), and, upon Default Notice from OUTSOURCER, does not cure such Event of Default within 60 days of such Default Notice, then OUTSOURCER may, by giving written termination notice to CLIENT, terminate this Agreement as of the date specified in the termination notice.

                           (c) Termination for Insolvency.

                           If either Party files for bankruptcy, becomes or is
declared insolvent, or is the subject of any proceedings related to its liquidation, insolvency or for the appointment of a receiver or similar officer for it, makes an assignment for the benefit of all of its creditors, or enters into an agreement for the composition, extension, or readjustment of substantially all of its obligation (in any event, the "Dissolving Party"), then the other Party may, by giving written notice to the Dissolving Party, terminate this Agreement as of a date specified in such notice of termination, but not sooner than 30 days after the such notice.

                  SECTION 17.2      EFFECTS OF TERMINATION FOR CONVENIENCE.

                           (a) If this Agreement is terminated for convenience
by CLIENT as set forth in Section 17.1(a)(i) on or prior to the date which is three years after the Effective Date, then CLIENT shall pay to OUTSOURCER in immediately available funds the unamortized fixed costs based on the monthly amortization schedule set forth on Exhibit I.

                           (b) If this Agreement is terminated for convenience
by OUTSOURCER as set forth in Section 17.1(a)(ii) prior to the expiration of the initial Term, OUTSOURCER shall pay to CLIENT in immediately available funds the amount equal to two hundred percent (200%) of the average monthly Fees paid to OUTSOURCER hereunder based on the period immediately preceding the date of

OUTSOURCER's notice of termination (the "Notice Date") (which period is the lesser of (x) 12 months or (y) the period between the Effective Date and the Notice Date).

                  SECTION 17.3      EFFECTS OF ALL TERMINATIONS.

                  If this Agreement is terminated by any reason whatsoever, upon such termination:

                           (a) CLIENT shall continue to pay OUTSOURCER for all
Services performed by OUTSOURCER under this Agreement through the Termination Date.

                           (b) During the Termination Period, OUTSOURCER shall
continue to perform the same number of Account Touches as performed during the Measurement Period, net of (i) any changes in volume and (ii) impact of any Backlog Projects. If the number of the Termination Touches is less than the number of the Measurement Touches by more than 5%, then OUTSOURCER shall pay the Termination Touch Penalty to CLIENT. "Termination Touch Penalty" means that amount equal to the product of A multiplied by B multiplied by C, in which

A = the quotient of (u) Net Revenue during Measurement Period, divided by (v) Measurement Touches;

B = the difference between (w) Measurement Touches and (x) Termination Touches; and

C = the product of (y) 1.3 and (z) .0744.

The following example is for illustration purposes only:

Measurement Touches: 100,000
Termination Touches: 90,000
Net Revenue during Measurement Period: $6,000,000
OUTSOURCER fee: 7.44% of Net Revenue (as a proxy for Cash Receipts)

Termination Touch Penalty = (6,000,000/100,000) x (100,000-90,000) x 1.3 x .0744
                          = $58,032

                           (c) OUTSOURCER shall continue to collect, and CLIENT
shall pay OUTSOURCER Fees for, Cash Receipts received by CLIENT from Third Party Payers and Patients during the 30 day period after the Termination Date but only to the extent such payments are in respect of Patient dates of service on or prior to the Termination Date (such pre-termination Accounts, the "Pre-Termination Accounts").

                           (d) CLIENT shall post the payments received in
respect of the Pre-Termination Accounts and shall cause OUTSOURCER to have access to CLIENT's systems (including its ERP System) (x) to validate the amounts posted and (y) to invoice OUTSOURCER's Fees to CLIENT.

                           (e) Upon CLIENT's written request, at no cost to
CLIENT, OUTSOURCER shall,

                                    (i)      make Project Staff, employed at the
CLIENT Service Location, if any, available for hire by CLIENT;

                                    (ii)     within 30 days of the notice of
termination deliver or otherwise make available to CLIENT (x) in electronic format, all CLIENT Data in OUTSOURCER's possession and (y) all records, correspondence, written files and other CLIENT-related materials in OUTSOURCER's possession;

                                    (iii)    unless and until CLIENT engages (x)
in a business in competition with OUTSOURCER or (y) the services of another service provider to perform Services in all or in part equivalent to those services included on Exhibit A for CLIENT or its Affiliates, OUTSOURCER shall grant to CLIENT a royalty free, non-exclusive limited license to use all OUTSOURCER Intellectual Property to include policies, procedures and forms with the exception of any MaxPro software used by CLIENT or OUTSOURCER in connection with the performance of the Services; and

                                    (iv)     if requested by CLIENT, develop and
implement a post-termination work plan covering the steps necessary for CLIENT to implement an in-house revenue cycle billing and collection service.

                           (f) If CLIENT intends to perform revenue cycle
services in-house without the use or assistance of another service provider, OUTSOURCER shall provide up to 200 hours of project management, at no cost to CLIENT, to assist CLIENT in (i) the development of a Request-for-Proposal for in-house software selection; (ii) the negotiation and purchase of in-house software products related to revenue cycle services; and (iii) the management of in-house software configuration and testing.

                           (g) Upon CLIENT's written request, OUTSOURCER shall
provide the following services billed at OUTSOURCER's billing rates set forth on Exhibit F: (i) selection and training of new staff at CLIENT Service Location to perform the revenue cycle services; and (ii) up to one month of Post "Go Live" project management support.

                           ARTICLE XVIII INDEMNITIES.

                  SECTION 18.1      INDEMNIFICATION IN GENERAL.

                  This Article sets forth the rights and obligations of CLIENT and OUTSOURCER concerning indemnification. References in this Article to CLIENT or OUTSOURCER as an indemnified person includes CLIENT's or OUTSOURCER's subsidiaries and Affiliates and its and their respective officers, directors and employees acting within the scope of their duties, and its and their successors and assigns. References in this Article to a party "indemnifying" the other means the indemnifying party shall, pursuant to the provisions of Section 18.7, indemnify and hold the other harmless from, against and in respect of any liabilities, obligations, claims, damages, costs and expenses (including court costs, reasonable costs of investigation and reasonable attorneys' fees and expenses as they are incurred) incurred by the indemnified party by reason of any action, suit, proceeding, claim or demand of or by or settlement with a third party ("Claims"). References in this Article to an act or omission includes acts or omissions by a party's employees, agents, contractors or other representatives.

                  SECTION 18.2      INDEMNIFICATION CONCERNING EMPLOYEES.

                           (a) Subject to the Employee Lease Agreement, CLIENT
indemnifies OUTSOURCER against any Claims arising from or relating to any of the Existing CLIENT Employees that are not Transferred Employees.

                           (b) CLIENT indemnifies OUTSOURCER against any Claims
arising out of the acts or omissions of a Transferred Employee to the extent the acts, omissions or events on which such Claim is based occur prior to the date such Transferred Employee becomes an employee of OUTSOURCER.

                           (c) CLIENT indemnifies OUTSOURCER against any Claims
(including any employment related claim under any statute, common law or contract, by any Transferred Employee) arising from or relating to (i) CLIENT's employment of the Transferred Employees prior to the Effective Date; (ii) the amount of any severance payments to which the Transferred Employees are entitled as of the Effective Date; and (iii) any act or omission of a Transferred Employee occurring prior to the date such Transferred Employee becomes an employee of OUTSOURCER.

                           (d) CLIENT indemnifies OUTSOURCER against any claim
against OUTSOURCER by an Existing CLIENT Employee arising from or relating to the failure of OUTSOURCER to offer employment to such employee.

                           (e) OUTSOURCER indemnifies CLIENT against any Claims
(including any employment related claim under any statute, common law or contract, by any Transferred Employee) arising from or relating to (i) OUTSOURCER's employment of the Transferred Employees on or after the Effective Date; (ii) the amount of any severance payments to which the Transferred Employees are entitled to the extent arising after the Effective Date; and (iii) any act or omission of a Transferred Employee occurring after the date such Transferred Employee becomes an employee of OUTSOURCER.

                  SECTION 18.3      INDEMNIFICATION CONCERNING DAMAGE AND
INJURY.

                           (a) CLIENT indemnifies OUTSOURCER against any Claims
by a third party arising out of the death, bodily or personal injury of any person or damage to the property of any third party to the extent caused by CLIENT.

                           (b) OUTSOURCER indemnifies CLIENT against any Claims
by a third party arising out of the death, bodily or personal injury of any person or damage to the property of any third party to the extent caused by OUTSOURCER.

                  SECTION 18.4      INTELLECTUAL PROPERTY INDEMNITY.

                           (a) CLIENT indemnifies OUTSOURCER against any Claim
that any CLIENT Intellectual Property used by OUTSOURCER in connection with the Services infringes any patent, copyright, or other intellectual property right of a third party unless such infringement results from OUTSOURCER's use of such CLIENT Intellectual Property in a manner which was not authorized by CLIENT.

                           (b) OUTSOURCER indemnifies CLIENT against any Claim
that any OUTSOURCER Intellectual Property used by CLIENT in connection with the performance of its obligations under this Agreement infringes any patent, copyright, or other intellectual property right of a third party unless such infringement results from CLIENT's use of such OUTSOURCER Intellectual Property in a manner which was not authorized by OUTSOURCER.

                  SECTION 18.5      INDEMNITY FOR VIOLATION OF LAW.

                  Each Party indemnifies the other against any claim, fine, fee or other charge imposed upon or assessed against the other party by a governmental authority arising out of an alleged violation of applicable law (including HIPAA) by the indemnifying party.

                  SECTION 18.6      OTHER INDEMNITIES.

                           (a) CLIENT indemnifies OUTSOURCER against any Claim
resulting from any breach of the representations, warranties and covenants of CLIENT in this Agreement.

                           (b) OUTSOURCER indemnifies CLIENT against any Claim
resulting from any breach of the representations, warranties and covenants of OUTSOURCER in this Agreement.

                  SECTION 18.7      INDEMNIFICATION PROCEDURE.

                           (a) The party claiming Indemnification under this
Article (the "Indemnified Party") shall deliver written notice (an "Indemnity Notice") to the party against whom indemnity is claimed (the "Indemnitor") within the earlier of 10 days of receipt of notice or 30 days from discovery of any matters which may give rise to a Claim. An Indemnity Notice shall set forth in reasonable detail to the extent then available the facts concerning the Claim and the basis on which the Indemnified Party believes this indemnity applies. The failure to give such Indemnity Notice shall not affect the right of the Indemnified Party to indemnity hereunder unless and to the extent that such failure has materially and adversely affected the defense of such Claims by the Indemnitor. At any time after 30 days from the giving of such Indemnity Notice, the Indemnified Party may, at its option, contest, settle or otherwise compromise, or pay such Claim, unless it shall have received notice from the Indemnitor that Indemnitor intends, at Indemnitor's sole cost and expense, to assume and control the defense of any such matter, in which case the Indemnified Party shall have the right, at no cost or expense to Indemnitor, to participate in such defense. If the Indemnitor does not assume the defense of such matter, and in any event until Indemnitor states in writing that it shall assume the defense, Indemnitor shall pay the costs of the Indemnified Party arising out of the defense until the defense is assumed; provided, however, that the Indemnitor shall have the right, at its own cost and expense, to participate in such defense and Indemnified Party shall consult with Indemnitor and obtain Indemnitor's consent, which shall not be unreasonably withheld or delayed, to any payment or settlement of any such Claim. The Indemnified Party may not settle a Claim after the Indemnitor assumes the defense without the consent of the Indemnitor or unless the Indemnified Party first agrees to release the Indemnitor from any obligation to indemnify the Indemnified Party with respect to such Claim. If Indemnitor proposes to settle, compromise or pay a Claim it may do so (1) with the consent of the Indemnified Party (which consent shall not be unreasonably withheld or delayed) or (2) without the consent of the Indemnified Party provided such settlement or compromise involves solely the payment of money and includes a release by any third party making such Claim against the Indemnified Party of all claims against the Indemnified Party which were the subject of the indemnification. The Indemnified Party shall take all appropriate action to permit and authorize Indemnitor to assume and control the defense of any such Claim. Indemnitor shall keep the Indemnified Party fully apprised at all times as to the status of the defense. If Indemnitor does not assume the defense, the Indemnified Party shall keep Indemnitor apprised at all times as to the status of the defense.

                           (b) Following indemnification as provided herein, an
Indemnitor shall be subrogated to all rights of the Indemnified Party with respect to all third parties relating to the matter for which indemnification has been made.

                  SECTION 18.8      EXCLUSIVE REMEDY.

                  The indemnification rights of each Indemnified Party pursuant to this Article shall be the exclusive remedy of such Indemnified Party against the Indemnifying Party with respect to the third party Claim to which such indemnification relates; provided, however, that such Indemnified Party shall retain the right to seek wholly non-monetary injunctive or other equitable remedies with respect to such Claim.

                      ARTICLE XIX LIMITATION OF LIABILITY.

                  SECTION 19.1      LIMITATION OF LIABILITY.

                           (a) NEITHER PARTY'S (INCLUDING ITS SUBSIDIARIES AND
AFFILIATES) AGGREGATE LIABILITY TO THE OTHER PARTY (INCLUDING ITS SUBSIDIARIES AND AFFILIATES) FOR DAMAGES ARISING UNDER OR RELATING TO THIS AGREEMENT UNDER ANY AND ALL CLAIMS

OF ANY TYPE OR NATURE, BASED ON ANY THEORY OF LIABILITY (INCLUDING CONTRACT, TORT, NEGLIGENCE, WARRANTY OR STRICT LIABILITY), SHALL EXCEED THE AMOUNT OF FEES PAID BY CLIENT TO OUTSOURCER WITHIN THE SIX MONTH PERIOD IMMEDIATELY PRECEDING THE MONTH IN WHICH THE CAUSE OF ACTION OF SUCH DAMAGES AROSE.

                           (b) NEITHER PARTY SHALL BE LIABLE FOR INDIRECT,
INCIDENTAL, EXEMPLARY, SPECIAL OR CONSEQUENTIAL DAMAGES OR LOST OR ANTICIPATED REVENUES OR PROFITS (INCLUDING BAD DEBT LOSSES OR NON-PAYMENT OF ACCOUNTS FOR ANY REASON) ARISING UNDER OR RELATING TO THIS AGREEMENT EVEN IF THE PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

                  SECTION 19.2      EXCLUSIONS.

                  The limitations or exculpation of liability set forth in
Section 19.1 are not applicable to (i) the failure of CLIENT to make payments due under this Agreement; (ii) indemnification claims as set forth in Section 18.4; (iii) damages caused by the intentional misconduct of the breaching party; and (iv) any Termination Fees.

                       ARTICLE XX INSURANCE; RISK OF LOSS

                  SECTION 20.1      INSURANCE.

                  During the term of this Agreement, OUTSOURCER shall maintain and keep in full force and effect, at its sole cost and expense, insurance as set forth below with an insurance company licensed to do business in the location where the Services are to be performed.

                           (a) Commercial General Liability insurance including,
without limitation, contractual liability coverage that indicates this Agreement is a "covered contract," premises, completed operations, broad-form property damage, independent contractors and personal injury liability in an amount not less than $1,000,000 each occurrence and $1,000,000 aggregate.

                           (b) Workers Compensation insurance in accordance with
statutory requirements as well as Employer's Liability Insurance with limits not less than $500,000 and such insurance shall cover all individuals who will be used in any capacity by OUTSOURCER in performing Services;

                           (c) Fidelity Bond/Commercial Crime insurance covering
employee dishonesty, including, without limitation, dishonest acts of OUTSOURCER and its employees, agents or subcontractors and such insurance shall also include third party liability coverage and be written for limits not less than $1,000,000

                           (d) Professional Liability insurance for operations
performed for CLIENT and its employees or customers with limits of liability not less than $1,000,000 each claim and $3,000,000 aggregate; and

                           (e) Umbrella/Excess Liability insurance on a follow
form basis with a limit of not less than $5,000,000 for each occurrence and $5,000,000 aggregate and such umbrella insurance shall name as underlying policies the Commercial General Liability, and Employer's Liability insurance coverage required above.

                  SECTION 20.2      RISK OF LOSS.

                  Each Party is responsible for the risk of loss or damage to all tangible property, real or personal, owned or leased by it.

                     ARTICLE XXI MISCELLANEOUS PROVISIONS.

                  SECTION 21.1      ASSIGNMENT.

                  Except for OUTSOURCER's use of subcontractors to perform the obligations of OUTSOURCER under this Agreement, neither Party shall, without the consent of the other Party, assign this Agreement, or any amounts payable pursuant to this Agreement; provided, however, either Party may assign this Agreement to an Affiliate of such Party. The consent of a Party to any assignment of this Agreement shall not constitute such Party's consent to further assignment. This Agreement shall be binding on the Parties and their respective successors and permitted assigns. Any assignment in contravention of this Section 21.1 shall be void.

                  SECTION 21.2      NOTICES.

                  Except as otherwise specified in this Agreement, all notices, requests, consents, approvals and other communications required or permitted under this Agreement shall be in writing and shall be deemed given when sent by telecopy to the telecopy number specified below. A copy of any such notice shall also be sent by express air mail on the date such notice is transmitted by telecopy to the address specified below:

In the case of notice to CLIENT:

                           dj Orthopedics, LLC
                           2985 Scott Street
                           Vista, CA 92083-8339

                           Attention:    Mr. Richard Middelberg
                                         Vice President of OfficeCare
                           Telecopy No.: (XXX) XXX-XXXX

with a copy to:

                           Mr. Donald M. Roberts
                           General Counsel
                           2985 Scott Street
                           Vista, CA 92083-8339

                           Telecopy No.: (XXX) XXX-XXXX

In the case of notice to OUTSOURCER:

                           Creditek MediFinancial
                           33 Wood Avenue, 5th Floor
                           Iselin, NJ 08830
                           Attention:    Ed Berenblum
                                         EVP and General Manager
                           Telecopy No.: (XXX) XXX-XXXX

with a copy to:

                           McCarter & English, LLP
                           100 Mulberry Street
                           Four Gateway Center
                           Newark, NJ 07102

                           Attention:    Kenneth E. Thompson, Esq.

                           Telecopy No.: XXX-XXX-XXXX

Either Party may change its address or telecopy number for notification purposes by giving the other Party notice of the new address or telecopy number and the date upon which it will become effective.

                  SECTION 21.3      COUNTERPARTS.

                  This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one single agreement between the Parties.

                  SECTION 21.4      RELATIONSHIP.

                           (a) The Parties intend to create an independent
contractor relationship and nothing contained in this Agreement shall be construed to make either CLIENT or OUTSOURCER partners, joint venturers, principals, agents or employees of the other. No officer, director, employee, OUTSOURCER Agent or Affiliate retained by OUTSOURCER to perform work on CLIENT's behalf under this Agreement shall be deemed to be an employee, agent or contractor of CLIENT. Neither Party shall have any right, power or authority, express or implied, to bind the other.

                           (b) Each Party shall be responsible for the
management, direction and control of its employees and such employees shall not be employees of the other Party.

                  SECTION 21.5      CONSENTS, APPROVALS AND REQUESTS.

                  Except as specifically set forth in this Agreement, all consents and approvals to be given by either Party under this Agreement shall not be unreasonably withheld or delayed and each Party shall make only reasonable requests under this Agreement.

                  SECTION 21.6      SEVERABILITY.

                  If any provision of this Agreement is held by a court of competent jurisdiction to be contrary to law, then the remaining provisions of this Agreement, if capable of substantial performance, shall remain in full force and effect and such remaining provisions shall be deemed to be restated to reflect the original intentions of the Parties as nearly as possible, in accordance with applicable law.

                  SECTION 21.7      WAIVER.

                  No delay or omission by either Party to exercise any right or power it has under this Agreement shall impair or be construed as a waiver of such right or power. A waiver by any Party of any breach or covenant shall not be construed to be a waiver of any succeeding breach or any other covenant. All waivers must be in writing and signed by the Party waiving its rights.

                  SECTION 21.8      ENTIRE AGREEMENT.

                  This Agreement and the Exhibits to this Agreement represent the entire agreement between the Parties with respect to its subject matter, and there are no other representations, understandings or agreements between the Parties relative to such subject matter.

                  SECTION 21.9      AMENDMENTS.

                  No amendment to, or change, waiver or discharge of, any provision of this Agreement shall be valid unless in writing and signed by an authorized representative of both Parties. Any terms and conditions varying from this Agreement on any purchase order from the other Party are void.

                  SECTION 21.10     SURVIVAL.

                  The terms of Section 2.2, Section 3.6, Section 3.7, Section 3.9, Article VIII, Article XIV, Section 15.1(a), Section 15.1(b), Section 15.1(i), Section 15.2(a),

Section 15.2(b), Article XVI, Article XVII, Article XVIII, Article XIX, Section 21.10, and Section 21.12 shall survive the expiration or termination of this Agreement.

                  SECTION 21.11     THIRD PARTY BENEFICIARIES.

                  Except as otherwise provided in this Agreement, each Party intends that this Agreement shall not benefit, or create any right or cause of action in or on behalf of, any person or entity other than CLIENT and OUTSOURCER.

                  SECTION 21.12     GOVERNING LAW.

                  Except as required by local law in any jurisdiction outside of the United States, this Agreement and the rights and obligations of the Parties under this Agreement shall be construed in accordance with and be governed by the laws of the State of California, without giving effect to the principles thereof relating to the conflicts of law.

                  SECTION 21.13     COVENANT OF FURTHER ASSURANCES.

                  CLIENT and OUTSOURCER covenant and agree that, subsequent to the execution and delivery of this Agreement and without any additional consideration each of CLIENT and OUTSOURCER shall execute and deliver any further legal instruments which are or may become necessary to effectuate the purposes of this Agreement.

                  SECTION 21.14     NEGOTIATED TERMS.

                  The Parties agree that the terms and conditions of this Agreement are the result of negotiations between the Parties and that this Agreement shall not be construed in favor of or against any Party by reason of the extent to which any Party or its professional advisors participated in the preparation of this Agreement.

                  SECTION 21.15     TIME PERIODS.

                  If a time period is not specified for an approval, consent, agreement, notification or performance, then such time period shall be deemed to be that which is reasonable under the circumstances, but in no event more than five business days, unless otherwise agreed by the Parties.

                  SECTION 21.16     JOINT AND SEVERAL OBLIGATIONS.

                  By its signature below, Creditek Corporation agrees to be jointly and severally responsible with the OUTSOURCER for all obligations of OUTSOURCER set forth in this Agreement.

                  IN WITNESS WHEREOF, CLIENT and OUTSOURCER have each caused this Agreement to be executed and delivered by its duly authorized representative.

Creditek MediFinancial, Inc.                           dj Orthopedics, LLC

By: /s/ Corey Tomence                                  By: /s/ Donald M. Roberts
    -----------------                                      ---------------------
Name: Corey Tomence                                    Name: Donald M. Roberts
Title: President & CEO                                 Title: General Counsel

Creditek Corporation

By: /s/ Corey Tomence
    -----------------
Name: Corey Tomence
Title: President & CEO